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                                                                    Exhibit 4.22

________________________________________________________________________________

                               SALE AND SERVICING

                                    AGREEMENT

                                      AMONG

                     CPS AUTO RECEIVABLES TRUST 2007-TFC, AS

                                     ISSUER,

                          CPS RECEIVABLES TWO CORP., AS

                                     SELLER,

                       CONSUMER PORTFOLIO SERVICES, INC.,

                          INDIVIDUALLY AND AS SERVICER

                                       AND

                   WELLS FARGO BANK, NATIONAL ASSOCIATION, AS

                           BACKUP SERVICER AND TRUSTEE



                            DATED AS OF APRIL 1, 2007

________________________________________________________________________________

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                                          TABLE OF CONTENTS

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                                                                                                  ----


ARTICLE I DEFINITIONS................................................................................2
   SECTION 1.1          Definitions..................................................................2

ARTICLE II CONVEYANCE OF RECEIVABLES................................................................31
   SECTION 2.1          Conveyance of Receivables...................................................31
   SECTION 2.2          Conveyance of Subsequent Receivables........................................32
   SECTION 2.3          Transfers Intended as Sales.................................................36
   SECTION 2.4          Further Encumbrance of Trust Property.......................................36
   SECTION 2.5          Conveyance of Additional Servicing Compensation.............................37

ARTICLE III THE RECEIVABLES.........................................................................37
   SECTION 3.1          Representations and Warranties of Seller....................................37
   SECTION 3.2          Repurchase upon Breach......................................................44
   SECTION 3.3          Custody of Receivables Files................................................45
   SECTION 3.4          Acceptance of Receivable Files by Trustee...................................46
   SECTION 3.5          Access to Receivable Files..................................................47
   SECTION 3.6          Trustee to Deliver Monthly Receivable File Report...........................48
   SECTION 3.7          Trustee to Maintain Secure Facilities.......................................48

ARTICLE IV ADMINISTRATION AND SERVICING OF RECEIVABLES..............................................48
   SECTION 4.1          Duties of the Servicer......................................................48
   SECTION 4.2          Collection of Receivable Payments; Modifications of Receivables;
                        Lockbox Agreements .........................................................49
   SECTION 4.3          Realization Upon Receivables................................................51
   SECTION 4.4          Insurance...................................................................52
   SECTION 4.5          Maintenance of Security Interests in Vehicles...............................52
   SECTION 4.6          Additional Covenants of Servicer............................................53
   SECTION 4.7          Purchase of Receivables Upon Breach of Covenant.............................54
   SECTION 4.8          Servicing Fee...............................................................54
   SECTION 4.9          Servicer's Certificate......................................................55
   SECTION 4.10         Annual Statement as to Compliance, Notice of Servicer Termination Event.....55
   SECTION 4.11         Annual Independent Accountants' Report......................................55
   SECTION 4.12         Access to Certain Documentation and Information Regarding Receivables.......56
   SECTION 4.13         Verification of Servicer's Certificate......................................57
   SECTION 4.14         Retention and Termination of Servicer.......................................59
   SECTION 4.15         Fidelity Bond...............................................................59
   SECTION 4.16         Optional Purchase of Certain Receivables....................................59

ARTICLE V TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS..............................60
   SECTION 5.1          Establishment of Trust Accounts.............................................60
   SECTION 5.2          Capitalized Interest Account................................................62
   SECTION 5.3          Certain Reimbursements to the Servicer......................................63
   SECTION 5.4          Application of Collections..................................................63
   SECTION 5.5          Withdrawals from Series 2007-TFC Spread Account.............................63

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   SECTION 5.6          Additional Deposits.........................................................64
   SECTION 5.7          Distributions...............................................................64
   SECTION 5.8          Note Distribution Account...................................................68
   SECTION 5.9          Certain Rights of the Residual Certificateholders...........................70
   SECTION 5.10         Pre-Funding Account.........................................................71
   SECTION 5.11         Statements to Securityholders...............................................72
   SECTION 5.12         Optional Deposits by the Note Insurer; Notice of Waivers....................74

ARTICLE VI THE NOTE POLICY..........................................................................75
   SECTION 6.1          Claims Under Note Policy....................................................75
   SECTION 6.2          Preference Claims...........................................................76
   SECTION 6.3          Surrender of Note Policy....................................................77

ARTICLE VII [RESERVED]..............................................................................77

ARTICLE VIII THE SELLER.............................................................................77
   SECTION 8.1          Representations of the Seller...............................................77
   SECTION 8.2          Sale Treatment..............................................................80
   SECTION 8.3          [Reserved]..................................................................80
   SECTION 8.4          Liability of Seller; Indemnities............................................80
   SECTION 8.5          Merger or Consolidation of, or Assumption of the Obligations of, Seller.....81
   SECTION 8.6          Limitation on Liability of Seller and Others................................82
   SECTION 8.7          Seller May Own Residual Pass-through Certificates or Notes..................82

ARTICLE IX THE SERVICER.............................................................................82
   SECTION 9.1          Representations of Servicer.................................................82
   SECTION 9.2          Liability of Servicer; Indemnities..........................................84
   SECTION 9.3          Merger or Consolidation of, or Assumption of the Obligations of, the
                        Servicer or Backup Servicer.................................................86
   SECTION 9.4          Limitation on Liability of Servicer, Backup Servicer and Others.............87
   SECTION 9.5          Delegation of Duties........................................................87
   SECTION 9.6          Servicer and Backup Servicer Not to Resign..................................88

ARTICLE X DEFAULT...................................................................................88
   SECTION 10.1         Servicer Termination Event..................................................88
   SECTION 10.2         Consequences of a Servicer Termination Event................................90
   SECTION 10.3         Appointment of Successor....................................................91
   SECTION 10.4         Notification to Securityholders.............................................92
   SECTION 10.5         Waiver of Past Defaults.....................................................93
   SECTION 10.6         Action Upon Certain Failures of the Servicer................................93

ARTICLE XI TERMINATION..............................................................................93
   SECTION 11.1         Optional Purchase of All Receivables........................................93

ARTICLE XII ADMINISTRATIVE DUTIES OF THE SERVICER...................................................94
   SECTION 12.1         Administrative Duties.......................................................94
   SECTION 12.2         Records.....................................................................97
   SECTION 12.3         Additional Information to be Furnished to the Issuer........................97

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ARTICLE XIII MISCELLANEOUS PROVISIONS...............................................................97
   SECTION 13.1         Amendment...................................................................97
   SECTION 13.2         Protection of Title to Trust................................................99
   SECTION 13.3         Notices....................................................................101
   SECTION 13.4         Assignment.................................................................101
   SECTION 13.5         Limitations on Rights of Others............................................102
   SECTION 13.6         Severability...............................................................102
   SECTION 13.7         Separate Counterparts......................................................102
   SECTION 13.8         Headings...................................................................102
   SECTION 13.9         Governing Law..............................................................102
   SECTION 13.10        Assignment to Trustee......................................................103
   SECTION 13.11        Nonpetition Covenants......................................................103
   SECTION 13.12        Limitation of Liability of Owner Trustee and Trustee.......................103
   SECTION 13.13        Independence of the Servicer...............................................104
   SECTION 13.14        No Joint Venture...........................................................104
   SECTION 13.15        Note Insurer as Controlling Party..........................................104
   SECTION 13.16        Acknowledgment of Roles....................................................105
   SECTION 13.17        Intention of Parties Regarding Delaware Securitization Act.................105

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                                    SCHEDULES

         Schedule A-Schedule of Receivables

         Schedule B-Location for Delivery of Receivable Files

         EXHIBITS

         Exhibit A - Form of Subsequent Transfer Agreement

         Exhibit B - Form of Servicer's Certificate

         Exhibit C - Form of Release Request

         Exhibit D - Form of Servicing Officer's Certificate

         Exhibit E - Form of Monthly Securityholder Statement

         Exhibit F-1 - Form of Trustee's Certificate Pursuant to

                  Section 3.2 or 3.4

         Exhibit F-2 - Form of Trustee's Certificate Pursuant to

                  Section 4.7, 4.16 or 11.1

         Exhibit G -Schedule of Successor Servicing Fees, Expenses and Distributions

         Exhibit H -1-  Fee Schedule - CPS Auto Receivables Trust 2007-TFC

         Exhibit H-2 - Fee Schedule - CPS Cayman Residual Trust 2007-TFC


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         SALE AND SERVICING AGREEMENT dated as of April 1, 2007, among CPS AUTO
RECEIVABLES TRUST 2007-TFC, a Delaware statutory trust, as Issuer, CPS RECEIVABLES TWO CORP., a Delaware corporation, as Seller, CONSUMER PORTFOLIO SERVICES, INC., a California corporation, individually and as Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer and Trustee.

         WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts initially acquired by the Applicable Purchasers (defined below) through motor vehicle dealers and independent finance companies;

         WHEREAS the Seller has purchased such receivables from CPS (defined below) and is willing to sell such receivables to the Issuer;

         WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by CPS on or after the Closing Date;

         WHEREAS the Seller has agreements to purchase such additional receivables from CPS and is willing to sell such receivables to the Issuer; and

         WHEREAS the Servicer is willing to service all such receivables.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. (a) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11.

         "Actuarial Receivable" means any Receivable providing for the amortization of the Receivable over a series of fixed level monthly payments. Each Actuarial Receivable provides for the payment by the Obligor of a specified total number of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable.

         "Addition Notice" means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller's election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

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         "Additional Servicing Compensation" shall mean, with respect to a
Receivable, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables collected (from whatever source) on the Receivables.

         "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling," "controlled by" and "under common control with" have meanings correlative to the foregoing.

         "Aggregate Extension Percentage Limitation" has the meaning assigned to such term in Section 4.2.

         "Aggregate Note Balance" means, as of any date of determination, the sum of the Class A-1 Note Balance and the Class A-2 Note Balance.

         "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

         "Agreement" means this Sale and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

         "Applicable Purchaser" means, (a) with respect to the CPS Receivables, CPS, (b) with respect to the SeaWest Receivables, SeaWest, and (c) with respect to the TFC Receivables, TFC.

         "Assumption Date" has the meaning specified in Section 10.3(a).

                                       3
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         "Backup Servicer" means Wells Fargo Bank, National Association, in its capacity as Backup Servicer under this Agreement.

         "Backup Servicing Fee" means the fee payable to the Backup Servicer so long as CPS is the Servicer, on each Payment Date in an amount equal to the greater of (a) $2,000 or (b) one-twelfth of 0.03% of the aggregate Collateral Balance as of the first day of the related Collection Period; provided, however, that on the first Payment Date the Backup Servicer will be entitled to receive an amount equal to the greater of (a) $2,000 or (b) the product of (i) the percentage equivalent of a fraction the numerator of which is the number days from the Closing Date to but excluding the first Payment Date and the denominator of which is 360, (ii) 0.03% and (iii) the Original Aggregate Note Balance.

         "Basic Documents" means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Receivables Purchase Agreement, each Subsequent Receivables Purchase Agreement, each Subsequent Transfer Agreement, the Master Spread Account Agreement, the Spread Account Supplement, the Insurance Agreement, the Indemnification Agreement, the Servicing Assumption Agreement, the Lockbox Agreement, the Premium Letter, the Placement Agency Agreement, the Notes, the Residual Pass-through Certificates, any trust agreement, indenture or other agreement to which the Seller, CPS or the Trust or any of their respective Affiliates is a party entered into in connection with a transfer of any interest in the Residual Pass-through Certificates, any securities representing direct or indirect interests in the Residual Pass-through Certificates and other documents and certificates delivered in connection with the foregoing.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of Minnesota, the State in which the executive offices of the Servicer are located and the State in which the principal place of business of the Note Insurer is located shall be authorized or obligated by law, executive order, or governmental decree to be closed.

         "Capitalized Interest Account" means the account designated as such, established and maintained pursuant to Sections 5.1 and 5.2.

         "Capitalized Interest Account Initial Deposit" means $240,944.35.

         "Casualty" means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle.

         "Cayman Indenture" means the Indenture dated May 9, 2007, between the Cayman Trustee, in its capacity as trustee of the Cayman Trust, as issuer, and Wells Fargo Bank, National Association, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

         "Cayman Indenture Trustee" means the Person acting as trustee under the Cayman Indenture, its successors in interest and any successor trustee under the Cayman Indenture.

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         "Cayman Trust" means Cayman Residual Trust 2007-TFC, a trust organized under the laws of the Cayman Islands.

         "Cayman Trust Agreement" means the trust agreement between the Seller and Wilmington Trust (Cayman), Ltd. pursuant to which the Cayman Trust is created, as the same may be amended, amended and restated or otherwise modified in accordance with its terms from time to time.

         "Cayman Trustee" means the Person acting as trustee of the Cayman Trust, its successors in interest and any successor trustee under the Cayman Trust Agreement.

         "Cayman Trustee Fees" means, for any Collection Period, the sum of (A) one-twelfth of the fee set forth on EXHIBIT H-2 payable to Wells Fargo Bank, National Association as Cayman Indenture Trustee and backup administrator; (B) the fees payable to the Cayman Trust pursuant to Article VIII of the Cayman Trust Agreement; (C) reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) of the Cayman Trustee and the Cayman Indenture Trustee; and (D) any such unpaid fees and expenses for prior Collection Periods.

         "Certificate Register" has the meaning assigned to such term in the Trust Agreement.

         "Certificate Registrar" has the meaning assigned to such term in the Trust Agreement.

         "Class" means the Class A-1 Notes or the Class A-2 Notes, as the context requires.

         "Class A-1 Final Scheduled Payment Date" means the Payment Date occurring in May 2008.

         "Class A-1 Interest Rate" means 5.3624% per annum.

         "Class A-1 Note Balance" on the Closing Date will equal the Original Class A-1 Note Balance and on any date thereafter will equal the Original Class A-1 Note Balance reduced by all distributions of principal previously made in respect of the Class A-1 Notes.

         "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

         "Class A-2 Final Scheduled Payment Date" means the Payment Date occurring in December 2013.

         "Class A-2 Interest Rate" means 5.25% per annum.

         "Class A-2 Note Balance" on the Closing Date will equal the Original Class A-2 Note Balance and on any date thereafter will equal the Original Class A-2 Note Balance reduced by all distributions of principal previously made in respect of the Class A-2 Notes.

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         "Class A-2 Notes" has the meaning assigned to such term in the
Indenture.

         "Clean-up Call Receivables" means, collectively, (i) CPS Receivables acquired by CPS (or one of its wholly-owned subsidiaries) pursuant to the exercise of optional purchase rights under the CPS Auto Receivables Trust 2001-A, 2002-A, 2002-B, 2002-C and 2003-A securitization transactions, (ii) TFC Receivables acquired by CPS (or one of its wholly-owned subsidiaries) pursuant to the exercise of optional purchase rights under the TFC Automobile Receivables Trust 2003-1 securitization transaction and the PCR Automobile Receivables Trust 2004-1 securitization transaction, (iii) SeaWest Receivables acquired by CPS (or one of its wholly-owned subsidiaries) pursuant to the exercise of optional purchase rights under the PCR Automobile Receivables Trust 2004-1 securitization transaction, and (iv) any other Receivables designated as such in the related Subsequent Transfer Agreement.

         "Closing Date" means May 9, 2007.

         "Code" has the meaning specified in Section 3.2.

         "Collateral" has the meaning assigned to such term in the Indenture.

         "Collateral Agent" means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Master Spread Account Agreement.

         "Collateral Balance" means, as of any date of determination, the sum of
(i) the Pool Balance as of such date, and (ii) the Pre-Funded Amount as of such date.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

         "Collection Period" means, with respect to each Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, and (ii) all distributions.

         "Contract" means a motor vehicle retail installment sale contract.

         "Controlling Party" shall be determined in accordance with the provisions of Section 13.15.

         "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, and (ii) with respect to the Trustee, the principal corporate trust office of the Trustee, which at the time of execution of this agreement is Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Services/Asset Backed Administration - CPS 2007-TFC.

         "CPS" means Consumer Portfolio Services, Inc., a California corporation and its successors.

         "CPS Contract Purchase Guidelines" means CPS's established "Contract Purchase Guidelines," as the same may be amended from time to time.

         "CPS Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the CPS Receivables (excluding CPS Receivables that are Purchased Receivables or Liquidated Receivables).

         "CPS Receivables" means Receivables initially purchased by CPS from a Dealer.

         "CPS Servicing Fee" means, with respect to the CPS Receivables and each Payment Date, an amount equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate, and (b) the CPS Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date the CPS Servicing Fee shall be an amount equal to the one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the Original CPS Pool Balance; provided further, that the CPS Servicing Fee shall be zero for each Payment Date occurring after the date, if any, on which CPS is terminated as Servicer pursuant to Section 10.2.

         "Cram Down Loss" means, with respect to a Receivable (other than a Liquidated Receivable), if a court of appropriate jurisdiction in an insolvency proceeding issues a ruling that reduces the amount owed on a Receivable or otherwise modifies or restructures the Scheduled Receivable Payments to be made thereon, an amount equal to the sum of (a) the Principal Balance of the Receivable immediately prior to such order minus the Principal Balance of such Receivable as so reduced, modified or restructured, plus (b) if such court shall have issued an order reducing the effective rate of interest on such Receivable, an amount equal to the excess of (i) the net present value (using as a discount rate a rate equal to the adjusted APR on such Receivable) of the Scheduled Receivable Payments as so modified or restructured over (ii) the net present value (using as a discount rate a rate equal to the original APR on such Receivable) of the Scheduled Receivable Payments as so modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

         "Cumulative Net Loss Rate" has the meaning assigned thereto in the Insurance Agreement.

         "Cutoff Date" means the Initial Cutoff Date (in the case of the Initial Receivables) or the applicable Subsequent Cutoff Date (in the case of a Subsequent Receivable), as applicable.

         "Dealer" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to the Applicable Purchaser, who in turn sold such Receivable to the Seller, or a third party who purchased a Receivable from a Dealer and who sold such Receivable to the Applicable Purchaser under a Dealer Agreement or pursuant to a Dealer Assignment.

         "Dealer Agreement" means an agreement between a Dealer, or a third party who purchased a Receivable from a Dealer, and the Applicable Purchaser relating to the acquisition of Receivables from such Dealer by the Applicable Purchaser.

         "Dealer Assignment" means, with respect to a Receivable, the assignment executed by a Dealer, or a third party who purchased a Receivable from a Dealer, conveying such Receivable to the Applicable Purchaser.

         "Defaulted Texas Receivables" means Receivables as to which more than 10% of a Scheduled Receivable Payment of more than ten dollars shall have become 90 or more days delinquent as of the end of a Collection Period, and which are subject to purchase pursuant to Section 4.16(b).

         "Deficiency Claim Amount" has the meaning set forth in Section 5.5(a).

         "Deficiency Notice" has the meaning set forth in Section 5.5(a).

         "Delinquency Ratio" has the meaning assigned such term in the Insurance Agreement.

         "Delivery" means, when used with respect to Trust Account Property:
(terms used in the following provisions that are not otherwise defined are used as defined in Articles 8 and 9 of the UCC):

                  (i) in the case of such Trust Account Property consisting of security entitlements not covered by the following paragraphs in this definition of Delivery, by (1) causing the Trustee or related securities intermediary to indicate by book entry that a financial asset related to such securities entitlement has been credited to the related Trust Account and (2) causing the Trustee or related securities intermediary to indicate that the Trustee is the sole entitlement holder of each such securities entitlement and causing the Trustee or related securities intermediary to agree that it will comply with entitlement orders originated by the Trustee with respect to each such security entitlement without further consent by the Issuer;

                  (ii) in the case of each certificated security (other than a clearing corporation security (as defined below)) or instrument by: (1) the delivery of such certificated security or instrument to the Trustee or related securities intermediary registered in the name of the Trustee or related securities intermediary or its respective affiliated nominee or endorsed to the Trustee or related securities intermediary in blank; (2) causing the Trustee or related securities intermediary to continuously indicate by book-entry that such certificated security or instrument is credited to the related Trust Account; and (3) the Trustee or related securities intermediary maintaining continuous possession of such certificated security or instrument;

                  (iii) in the case of each uncertificated security (other than a clearing corporation security (as defined below)), by causing: (1) such uncertificated security to be continuously registered in the books of the issuer thereof to the Trustee or related securities intermediary; and (2) the Trustee or related securities intermediary to continuously indicate by book-entry that such uncertificated security is credited to the related Trust Account;

                  (iv) in the case of each security in the custody of or maintained on the books of a clearing corporation (a "clearing corporation security"), by causing: (1) the relevant clearing corporation to credit such clearing corporation security to the securities account of the Trustee or related securities intermediary at such clearing corporation; and (2) the Trustee or related securities intermediary to continuously indicate by book-entry that such clearing corporation security is credited to the related Trust Account;

                  (v) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof (other than a security issued by the Government National Mortgage Association) representing a full faith and credit obligation of the United States of America and that is maintained in book-entry records of the Federal Reserve Bank of New York ("FRBNY") (each such security, a "government security"), by causing: (1) the creation of a security entitlement to such government security by the credit of such government security to the securities account of the Trustee or related securities intermediary at the FRBNY; and (2) the Trustee or related securities intermediary to continuously indicate by book-entry that such government security is credited to the related Trust Account.

                  (vi) in each case of delivery contemplated pursuant to clauses
         (ii) through (v) hereof, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Trust Property which constitutes a security is held in trust pursuant to and as provided in this Agreement.

         "Determination Date" means the earlier of (i) the seventh Business Day of each calendar month and (ii) the fifth Business Day preceding the related Payment Date.

         "Draw Date" means with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

         "Eligible Account" means (i) a segregated trust account that is maintained with a depository institution acceptable to the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing), or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "Prime-1" by Moody's and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Note Insurer; provided that the Note Insurer shall not be required to give its prior written consent with respect to such an account maintained with Wells Fargo Bank, National Association

         "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in registered form which evidence:

                           (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                           (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's and "Prime-1" by Moody's;

                           (iii) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's and "Prime-1" by Moody's;

                           (iv) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

                           (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (a) a depository institution or trust company (acting as principal) described in clause (ii) or (b) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated "A-1+" by Standard & Poor's and "Prime-1" by Moody's and long term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's;

                           (vi) with the prior written consent of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby; PROVIDED that the Note Insurer shall not be required to give its prior written consent for Wells Fargo Money Market Funds; and

                           (vii) any other investment as may be acceptable to the Note Insurer, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Trustee by the Note Insurer and as to which the Rating Agency Condition is satisfied;

         provided that, in all cases the amounts paid with respect to such instruments or securities not constituting principal must constitute either (i) portfolio interest, as defined in Code Section 871(h)(2), (ii) interest on deposits from a bank, within the meaning of Code Section 871(i)(2) or (iii) payments of interest or dividends by a Person who is not a United States Person and which interest or dividends is described in Code Section 862(a)(1) or (2); provided, further, that an Eligible Investment must have a fixed principal amount due at maturity and, if rated by S&P, must not have an "r" suffix attached to the rating.

         Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trustee or any of their respective Affiliates.

         "Eligible Servicer" means a Person approved to act as "Servicer" under this Agreement by a Note Majority.

         "ERISA" has the meaning specified in Section 3.2.

         "Event of Default" has the meaning specified in the Indenture.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Scheduled Payment Date" means with respect to the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date and with respect to the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date.

         "Financed Vehicle" means a new or used automobile, light truck, van, minivan or motorcycle, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

         "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Termination Event occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller, and (d) June 30, 2007.

         "Holder" means either a Noteholder or a Residual Certificateholder as the context requires.

         "Indemnification Agreement" means the Indemnification Agreement among the Note Insurer, CPS, the Seller and the Placement Agent, dated as of May 2, 2007, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Indenture" means the Indenture dated as of April 1, 2007, between the Issuer and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Initial Cutoff Date" means the close of business on March 31, 2007.

         "Initial Receivable" means each retail installment sale contract for a Financed Vehicle which, as of the Closing Date, is listed on Schedule A (which Schedule A may be in the form of microfiche) and all rights and obligations thereunder except for Initial Receivables that shall have become Purchased Receivables.

         "Initial Spread Account Deposit" has the meaning specified in the Spread Account Supplement.

         "Initial Trust Property" means the property and proceeds conveyed pursuant to Section 2.1, together with all monies received with respect to the Initial Receivables after the Initial Cutoff Date, the Insurance Policies, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under this Agreement. Although the Seller has pledged the Series 2007-TFC Spread Account to the Collateral Agent pursuant to the Spread Account Supplement, the Series 2007-TFC Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Initial Trust Property.

         "Insolvency Event" means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Insurance Agreement" means the Insurance and Indemnity Agreement among the Trust, CPS, the Seller, the Trustee and the Note Insurer, dated as of May 9, 2007, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

         "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

         "Insurer Default" shall mean any one of the following events shall have occurred and be continuing:

                  (i) the Note Insurer fails to make a payment required under the Note Policy in accordance with its terms;

                  (ii) the Note Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York Department of Insurance Code or similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (iii) a court of competent jurisdiction or the New York Department of Insurance or any other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Note Insurer (or the taking of possession of all or any material portion of the property of the Note Insurer).

         "Interest Accrual Period" means, with respect to any Payment Date other than the first Payment Date, the period commencing on the immediately preceding Payment Date and ending on the day prior to the day of the month on which such Payment Date occurs.

         "Interest Rate" means the Class A-1 Interest Rate or the Class A-2 Interest Rate, as applicable.

         "Investment Earnings" means, with respect to any Payment Date and any Trust Account, the investment earnings on amounts on deposit in such Trust Account during the related Collection Period and deposited into the Collection Account on such Payment Date pursuant to Section 5.1(b).

         "Issuer" means CPS Auto Receivables Trust 2007-TFC.

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law.

         "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         "Liquidated Receivable" means any Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession or (iii)(a) with respect to a CPS Receivable, as to which more than 10% of a Scheduled Receivable Payment of more than ten dollars shall have become 120 (or, if the related Financed Vehicle has been repossessed, 210) or more days delinquent as of the end of a Collection Period, and (b) with respect to a TFC Receivable or a SeaWest Receivable, as to which more than 10% of a Scheduled Receivable Payment of more than ten dollars shall have become 180 (or, if the related Financed Vehicle has been repossessed, 210) or more days delinquent as of the end of a Collection Period or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable. For purposes of this definition, a Receivable shall be deemed a "Liquidated Receivable" upon the first to occur of the events specified in items (i) through
(iv) of the previous sentence.

         "Lockbox Account" means an account maintained on behalf of the Trustee by the Lockbox Bank pursuant to Section 4.2(b).

         "Lockbox Agreement" means the Multiparty Agreement Relating to Lockbox Services and Blocked Account, dated as of May 9, 2007, by and among the Lockbox Processor, the Lockbox Bank, the Servicer, the Trust and the Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time, unless the Trustee shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trustee, the Lockbox Bank and the Lockbox Processor.

         "Lockbox Bank" means, as of any date, Wells Fargo Bank, National Association or another depository institution named by the Servicer and acceptable to the Controlling Party at which the Lockbox Account is established and maintained as of such date.

         "Lockbox Processor" means Wells Fargo Bank, National Association and its successors and assigns.

         "Majority Certificateholders" has the meaning assigned to such term in the Trust Agreement.

         "Mandatory Redemption Date" means the first Payment Date occurring on or after the last day of the Funding Period.

         "Master Spread Account Agreement" means the Master Spread Account Agreement dated as of August 1, 2002 among the Note Insurer, the Seller, CPS Auto Receivables Trust 2002-B and Wells Fargo Bank, National Association, as successor-by-merger to Wells Fargo Bank Minnesota, National Association, as successor to Bank One Trust Company, N.A. ("Bank One"), as supplemented by the Spread Account Supplement, and as amended by Amendment No. 1 thereto dated as of September 30, 2003, and as further amended by Amendment No. 2 thereto dated as of October 31, 2003, each by and among the Note Insurer, the Seller, CPS Auto Receivables Trust 2002-B, Bank One and Wells Fargo Bank, National Association, as the same may be modified, further supplemented or otherwise amended in accordance with the terms thereof.

         "MFN" means MFN Financial Corporation, a Delaware Corporation.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

         "Non-Certificated Title States" means the States of Arizona, Kansas, Kentucky, Maine, Maryland, Michigan, Minnesota, Montana, New York, Oklahoma, Wisconsin and such other States in which the applicable Department of Motor Vehicles or similar authority issues evidence of title to a Financed Vehicle in a non-certificated form.

         "Non-United States Investor" has the meaning assigned to such term in the Trust Agreement.

         "Note" has the meaning assigned to such term in the Indenture.

         "Note Balance" means, with respect to the Class A-1 Notes, the Class A-1 Note Balance and with respect to the Class A-2 Notes, the Class A-2 Note Balance.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.

         "Note Insurer" means XL Capital Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, or its successors in interest.

         "Note Majority" means the Holders collectively evidencing more than 50% of the aggregate outstanding Note Balance for each Class of Notes.

         "Note Policy" means the Financial Guaranty Insurance Policy issued by the Note Insurer for the benefit of the Holders of the Notes issued under the Indenture, including any endorsements thereto.

         "Note Policy Claim Amount" with respect to any Payment Date, has the meaning specified in Section 6.1.

         "Note Prepayment Amount" means an amount equal to 88.81% of the Pre-Funded Amount on the Mandatory Redemption Date (after giving effect to any application thereof to acquire Subsequent Receivables on the last day of the Funding Period).

         "Note Register" has the meaning assigned to such term in the Indenture.

         "Note Registrar" has the meaning assigned to such term in the Indenture.

         "Noteholder" has the meaning assigned to such term in the Indenture.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, for each Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class of Notes for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Noteholders' Interest Distributable Amount for such Class of Notes.

         "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of (i) the aggregate Noteholders' Monthly Interest Distributable Amount for all Classes of Notes for such Payment Date, (ii) the aggregate Noteholders' Interest Carryover Shortfall for all Classes of Notes for such Payment Date and (iii) interest on such aggregate Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the applicable Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

         "Noteholders' Monthly Interest Distributable Amount" means:

         (a) for the Class A-1 Notes (i) for the first Payment Date, an amount equal to the product of (1) the Class A-1 Interest Rate, (2) the Original Class A-1 Note Balance, and (3) a fraction, the numerator of which is the number of days from and including the Closing Date to and including May 14, 2007, and the denominator of which is 360; and (ii) for any Payment Date after the first Payment Date, an amount equal to the product of (1) the Class A-1 Interest Rate,
(2) the Class A-1 Note Balance as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date) and (3) a fraction, the numerator of which is the number of days for the related Interest Accrual Period and the denominator of which is 360; and

         (b) for all other Classes of Notes (i) for the first Payment Date, an amount equal to the product of (1) the Interest Rate for such Class of Notes,
(2) the Original Class Note Balance for such Class of Notes, and (3) a fraction, the numerator of which is the number of days from and including the Closing Date to and including May 14, 2007, and the denominator of which is 360; and (b) for any Payment Date after the first Payment Date, an amount equal to the product of
(1) one-twelfth of the Interest Rate for such Class of Notes and (2) the Note Balance for such Class of Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

         "Noteholders' Parity Deficit Amount" means, with respect to any Payment Date, the excess, if any, of (x) the Aggregate Note Balance on such Payment Date, after giving effect to the distribution of the Noteholders' Principal Distributable Amount on such Payment Date, but excluding any amounts in respect thereof withdrawn from the Series 2007-TFC Spread Account or paid under the Note Policy over (y) the Collateral Balance at the end of the related Collection Period.

         "Noteholders' Principal Distributable Amount" means (i) with respect to any Payment Date (other than the Final Scheduled Payment Date for any Class of Notes), the lesser of (a) the Principal Distributable Amount and (b) the excess of (I) the Aggregate Note Balance as of the close of business on the preceding Payment Date over (II) the Requisite Percentage and (ii) on the Final Scheduled Payment Date for any Class of Notes, the greater of (I) the Note Balance of such Class of Notes or (II) the amount calculated pursuant to clause (i) above. On any Payment Date after the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the Noteholders' Principal Distributable Amount shall be the Note Balance of each Class of Notes.

         "Notes" means the Class A-1 Notes and the Class A-2 Notes, collectively.

         "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

         "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or assistant treasurer or any assistant controller, secretary or assistant secretary of CPS, the Seller or the Servicer, as appropriate.

         "Opinion of Counsel" means a written opinion of counsel who may but need not be counsel to the Seller or the Servicer, which counsel shall be reasonably acceptable to the Trustee and the Note Insurer and which opinion shall be acceptable in form and substance to the Trustee and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Note Insurer, to the Note Insurer.

         "Original Aggregate Note Balance" means $100,617,000.

         "Original Class A-1 Note Balance" means $32,000,000.

         "Original Class A-2 Note Balance" means $68,617,000.

         "Original Collateral Balance" means the sum of (i) the Original Pool Balance and (ii) the initial Pre-Funded Amount.

         "Original CPS Pool Balance" means $41,768,073.46 which is the CPS Pool Balance as of the Initial Cutoff Date.

         "Original Pool Balance" means $79,056,066.87 which is the sum of the Original CPS Pool Balance and the Original TFC Pool Balance as of the Initial Cutoff Date.

         "Original Residual Certificate Notional Balance" means $12,677,500.

         "Original TFC Pool Balance" means $37,287,993.41, which is the TFC Pool Balance as of the Initial Cutoff Date.

         "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Sections 2.1(b) through (k) and Sections 2.2(a)(ii) through (xi) of this Agreement.

         "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

         "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

         "Payment Date" means, with respect to each Collection Period, the 15th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on May 15, 2007.

         "Pending Litigation" means the litigation matters that are described under "CPS - Recent Developments" in the Confidential Private Placement Memorandum dated as of May 2, 2007.

         "Percentage Interests" has the meaning assigned to such term in the Trust Agreement.

         "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

         "Placement Agency Agreement" means the Placement Agency Agreement relating to the Notes dated May 2, 2007, among the Placement Agent, CPS and the Seller.

         "Placement Agent" means UBS Securities LLC.

         "Pool Balance" means, as of any date of determination, the sum of the CPS Pool Balance, the SeaWest Pool Balance and the TFC Pool Balance.

         "Post Office Box" means the separate post office box in the name of the Trust established and maintained pursuant to Section 4.2.

         "Preference Claim" has the meaning specified in Section 6.2(b).

         "Pre-Funded Amount" means, with respect to any Payment Date, the amount on deposit in the Pre-Funding Account (exclusive of Pre-Funding Earnings), which initially shall be $35,579,813.94.

         "Pre-Funding Account" has the meaning specified in Section 5.1.

         "Pre-Funding Earnings" means any Investment Earnings on amounts on deposit in the Pre-Funding Account.

         "Premium Letter" has the meaning specified in the Insurance Agreement.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period means the Amount Financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable or an Actuarial Receivable, that portion of all Scheduled Receivable Payments received on or before such day allocable to principal of such Receivable using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable; provided, however that the Principal Balance of a Receivable that has become a Liquidated Receivable shall equal zero.

         "Principal Distributable Amount" means, with respect to any Payment Date, the sum of (i) collections on Receivables (other than Liquidated Receivables) allocable to principal including full and partial prepayments received during the related Collection Period; (ii) the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Note Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of amounts referred to in clause (i) above); (iii) the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period (without duplication of the amounts included in clauses (i) and (ii) above); and (iv) the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period (without duplication of amounts referred to in clauses (i) through (iii) above).

         "Program" has the meaning specified in Section 4.11.

         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof, as reduced by the amount of any Cram Down Loss, plus all accrued and unpaid interest thereon to the end of the month of such purchase.

         "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or CPS pursuant to Section 4.7 or Section 4.16 or repurchased by the Seller or CPS pursuant to
Section 3.2, Section 3.4 or Section 11.1(a).

         "Rating Agency" means each of Moody's and Standard & Poor's, and any successors thereof. If no such organization or successor maintains a rating on the Notes, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trustee, the Owner Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Note Insurer, the Owner Trustee and the Trustee in writing that (a) such action will not result in a reduction or withdrawal of the then current rating of the Notes (including the ratings on the Notes without giving effect to the Note Policy) or
(b) if the Notes and all amounts owing to the Note Insurer under the Basic Documents have been paid in full, such action will not result in a reduction or withdrawal of the then current rating of the Residual Certificates, if the Residual Certificates are then rated; or if the Residual Certificates are not then rated, the Rating Agency Condition with respect to the Residual Certificates will be satisfied if such action does not materially and adversely affect the holders of the Residual Certificates.

         "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds allocable to principal.

         "Receivable" means an Initial Receivable and/or a Subsequent Receivable, as applicable.

         "Receivable Files" means the documents specified in Section 3.3(a).

         "Receivables" means the Initial Receivables and/or the Subsequent Receivables, as applicable.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of May 9, 2007, by and between the Seller and CPS, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, relating to the purchase of the Receivables by the Seller from CPS.

         "Record Date" means, with respect to the first Payment Date, the Closing Date and with respect to any subsequent Payment Date, the last day of calendar month preceding the calendar month in which such Payment Date occurs.

         "Recoveries" means with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor (without duplication of amounts netted against the amounts realized in calculating the Net Liquidation Proceeds).

         "Registrar of Titles" means, with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         "Release Request" has the meaning assigned thereto in Section 3.5.

         "Requisite Percentage" means (i) on any Payment Date prior to the Payment Date occurring in April 2009, the sum of (x) 83.75% of the CPS Pool Balance and (y) 80.00% of the TFC/SeaWest Pool Balance as of the end of the related Collection Period, (ii) on any Payment Date from and including the Payment Date occurring in April 2009 to and including the Payment Date occurring in September 2009, the sum of (x) 84.75% of the CPS Pool Balance and (y) 81.00% of the TFC/SeaWest Pool Balance as of the end of the related Collection Period,
(iii) on any Payment Date from and including the Payment Date occurring in October 2009 to and including the Payment Date occurring in March 2010, the sum of (x) 85.75% of the CPS Pool Balance and (y) 82.00% of the TFC/SeaWest Pool Balance as of the end of the related Collection Period and (iv) on any Payment Date on and after the Payment Date occurring in April 2010, the sum of (x) 86.75% of the CPS Pool Balance and (y) 83.00% of the TFC/SeaWest Pool Balance as of the end of the related Collection Period; provided, that, in the case of clauses (ii), (iii) and (iv) above, if, as of the Determination Date related to any such Payment Date, (A) the Noteholders' Principal Distributable Amount (calculated without reference to this proviso) is not equal to the Principal Distributable Amount, (B) after making the distributions pursuant to Section 5.7(a) on such Payment Date, the Specified Spread Account Requisite Amount is not then satisfied, (C) as of the first Payment Date referenced in the applicable clause (ii), (iii) or (iv) above, the Three Month Rolling Average Extension Ratio is greater than or equal to 2.25%, 2.75% and 2.25%, respectively, (D) as of the first Payment Date referenced in the applicable clause (ii), (iii) or (iv) above, the Cumulative Net Loss Rate as of the end of the Collection Period related to such first Payment Date is greater than or equal to (I) in the case of clause (ii), the sum of (a) the product of the CPS Pool Percentage and 9.50% and (b) the product of the TFC Pool Percentage and 11.50%, (II) in the case of clause (iii), the sum of (a) the product of the CPS Pool Percentage and 11.35% and (b) the product of TFC Pool Percentage and 13.35% and (III) in the case of clause (iv), the sum of (a) the product of the CPS Pool Percentage and 12.75% and (b) the product of the TFC Pool Percentage and 14.75%,
(E) as of the first Payment Date referenced in the applicable clause (ii), (iii) or (iv) above, the Three-Month Rolling Average Delinquency Ratio as of the end of the Collection Period related to such first Payment Date is greater than or equal to (I) in the case of clause (ii), the sum of (a) the product of the CPS Pool Percentage and 8.50% and (b) the product of the TFC Pool Percentage and 15.50%, (II) in the case of clause (iii), the sum of (a) the product of the CPS Pool Percentage and 9.00% and (b) the product of TFC Pool Percentage and 16.00% and (III) in the case of clause (iv), the sum of (a) the product of the CPS Pool Percentage and 9.50% and (b) the product of the TFC Pool Percentage and 16.50%, or (F) any Trigger Event has occurred and is continuing, then the Requisite Percentage shall not be increased from the Requisite Percentage employed on the immediately preceding Payment Date.

         "Requisite Reserve Amount" as of any date will equal the product of:

                  (A) 1/360th of the difference between

                           (i) the sum of (a) the weighted average of the
                  Interest Rates for the Notes and the Residual Certificate Interest Rate, weighted in accordance with the outstanding principal amount of each class of Class A Notes and the Residual Certificate Notional Balance, respectively, (b) the Trustee fee rate, (c) the Backup Servicing fee rate, if applicable, (d) the premium rate for the Policy and (e) the Supplemental Residual Certificate Distribution, if any, expressed as a percentage; and

                           (ii) 1.75% per annum;

                  (B) the Pre-Funded Amount on such date (after giving effect to any application thereof to acquire Subsequent Receivables on such Payment Date); and

                  (C) the number of days remaining until and including the last day of the Collection Period for the Payment Date in July 2007;

         provided that, upon the expiration of the Funding Period, after the payment of all amounts required to be paid on the immediately following Payment Date (or on the Payment Date on which the Funding Period ends, if applicable), the Requisite Reserve Amount will be zero.

         "Residual Certificate Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Residual Certificate Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed to the Residual Certificateholders on such preceding Payment Date on account of the Residual Certificate Interest Distributable Amount.

         "Residual Certificate Interest Distributable Amount" means, with respect to any Payment Date, the sum of (i) the Residual Certificate Monthly Interest Distributable Amount for such Payment Date, (ii) the Residual Certificate Interest Carryover Shortfall for such Payment Date and (iii) interest on such Residual Certificate Interest Carryover Shortfall, to the extent permitted by law, at the Residual Certificate Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date; provided however, that the amount which may be distributed pursuant to Section

5.7(a)(vi) may not exceed the product of (a) one-twelfth of the Residual Certificate Interest Rate and (b) the excess of (I) the Collateral Balance at the beginning of the related Collection Period over (II) the Aggregate Note Balance as of the close of business on the preceding Payment Date.

         "Residual Certificate Interest Rate" means 10.00% per annum.

         "Residual Certificate Monthly Interest Distributable Amount" means (a) for the first Payment Date, an amount equal to the product of (i) the Residual Certificate Interest Rate, (ii) the Original Residual Certificate Notional Balance and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including May 14, 2007, and the denominator of which is 360, and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Residual Certificate Interest Rate and (ii) the Residual Certificate Notional Balance as of the close of the preceding Payment Date after giving effect to all distributions in reduction thereof on such preceding Payment Date.

         "Residual Certificate Notional Balance" means, as of any Payment Date, an amount equal to the Original Residual Certificate Notional Balance, less all amounts distributed to the Residual Certificateholders pursuant to Section 5.7(a)(xiv) and Section 5.7(b) hereof.

         "Residual Certificate Prepayment Amount" means an amount equal to 11.19% of the Pre-Funded Amount on the Mandatory Redemption Date (after giving effect to any application thereof to acquire Subsequent Receivables on the last day of the Funding Period).

         "Residual Certificate Principal Distributable Amount" means, as of any Payment Date, the lesser of (i) the amount of the Total Distribution Amount remaining after the distributions pursuant to clauses (i) through (xiii) of
Section 5.7(a) have been made and (ii) the excess of (a) the Residual Certificate Notional Balance as of the close of business on the preceding Payment Date over (b) 11.0% of the Collateral Balance at the end of the related Collection Period. The Residual Certificate Principal Distributable Amount for each Payment Date occurring on and after the Payment Date on which the Class A-2 Note Balance has been reduced to zero will equal the lesser of (i) the Residual Certificate Notional Balance and (ii) the amount of the Total Distribution Amount remaining after the distributions pursuant to clauses (i) through (xiii) of Section 5.7(a) have been made.

         "Residual Certificateholder" means each person in whose name a Residual Pass-through Certificate is registered on the Certificate Register.

         "Residual Pass-through Certificate" has the meaning assigned to such term in the Trust Agreement.

         "Responsible Officer" has the meaning specified in the Trust Agreement.

         "Rule of 78's Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related retail installment sale contract as an add on finance charge) and the portion allocable to the Amount Financed is determined according to the method commonly referred to as the "Rule of 78's" method or the "sum of the months' digits" method or any equivalent method.

         "Schedule of Receivables" means the schedule of Initial Receivables attached hereto as Schedule A and the schedule of Subsequent Receivables attached to each Subsequent Transfer Agreement, collectively, as such schedules may be amended or supplemented from time to time in accordance with the terms hereof.

         "Scheduled Receivable Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable
(i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act, or (iii) as a result of modifications or extensions of the Receivable permitted by Section 4.2(a), the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

         "SeaWest" means SeaWest Financial Corporation, a California corporation.

         "SeaWest Receivables" means Receivables initially acquired by SeaWest or a subsidiary thereof from a Dealer.

          "SeaWest Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the SeaWest Receivables (excluding SeaWest Receivables that are Purchased Receivables or Liquidated Receivables).

         "SeaWest Servicing Fee" means, with respect to the SeaWest Receivables and each Payment Date, an amount equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate, and (b) the SeaWest Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that the SeaWest Servicing Fee shall be zero for each Payment Date occurring after the date, if any, on which CPS is terminated as Servicer pursuant to Section 10.2.

         "Section 341 Meeting" means a meeting held pursuant to Section 341(a) of the United States Bankruptcy Code (as the same may be amended from time to time).

         "Section 341 Receivable" means a Receivable, the Obligor of which has completed a Section 341 Meeting as of the applicable Cutoff Date.

         "Securities" means the Notes and the Residual Pass-through Certificates, collectively.

         "Securityholders" means the Noteholders and the Residual
Certificateholders, collectively.

         "Seller" means CPS Receivables Two Corp., a Delaware corporation, and its successors in interest to the extent permitted hereunder.

         "Seller's Contract Purchase Guidelines" means the set of criteria that the Seller has established for purchasing Contracts on a state-by-state basis as reflected in rate cards and the approval authority summary, as the same may be amended from time to time.

         "Series 2007-TFC Spread Account" means the account designated as such, established and maintained pursuant to the Master Spread Account Agreement.

         "Servicer" means CPS, as the servicer of the Receivables, and each successor Servicer pursuant to Section 10.3.

         "Servicer Termination Event" means an event specified in Section 10.1.

         "Servicer's Certificate" means a certificate completed and executed by a Servicing Officer and delivered pursuant to Section 4.9, substantially in the form of Exhibit B.

         "Servicing Assumption Agreement" means the Servicing and Lockbox Processing Assumption Agreement, dated as of May 9, 2007, among CPS, the Backup Servicer and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Servicing Fee" means (a) with respect to the CPS Receivables, the CPS Servicing Fee, (b) with respect to the TFC Receivables, the TFC Servicing Fee, and (c) with respect to the SeaWest Receivables, the SeaWest Servicing Fee.

         "Servicing Fee Rate" means (a) with respect to the CPS Receivables, 2.50% per annum, and (b) with respect to the TFC Receivables and the SeaWest Receivables, 3.50% per annum.

          "Servicing Officer" means any Person whose name appears on a list of Servicing Officers delivered to the Trustee and the Note Insurer, as the same may be amended from time to time.

         "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Skip Receivable" means a Receivable (i) which is delinquent as of the Closing Date; and (ii) where CPS (a) has concluded that the address or telephone number of the related Obligor maintained by CPS as of the Closing Date is incorrect and CPS has not been able to obtain revised contact information for such Obligor and (b) has designated the status of the Receivable as "A07" or "F07" in accordance with its servicing procedures.

         "Specified Spread Account Requisite Amount" has the meaning specified in the Spread Account Supplement.

         "Spread Account Supplement" means the Series 2007-TFC Supplement to the Master Spread Account Agreement dated as of May 9, 2007 among the Note Insurer, the Seller, the Issuer and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

         "State" means any one of the 50 states of the United States of America or the District of Columbia.

         "Subsequent Cutoff Date" means (i) the close of business on the last day of the month preceding the month in which particular Subsequent Receivables are conveyed to the Trust pursuant to this Agreement or (ii) if any such Subsequent Receivable is originated in the month of the related Subsequent Transfer Date, the date of origination.

         "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.

         "Subsequent Receivables Purchase Agreement" means an agreement by and between the Seller and CPS pursuant to which the Seller will acquire Subsequent Receivables from CPS during the Funding Period.

          "Subsequent Spread Account Deposit" means, with respect to each Subsequent Transfer Date, an amount equal to the sum of (i) 2.00% of the aggregate Principal Balance of related Subsequent Receivables that are CPS Receivables as of the related Subsequent Cutoff Date transferred to the Trust on such Subsequent Transfer Date, and (ii) 5.50% of the aggregate Principal Balance of related Subsequent Receivables that are TFC/SeaWest Receivables as of the related Subsequent Cutoff Date transferred to the Trust on such Subsequent Transfer Date.

         "Subsequent Transfer Agreement" means an agreement among the Issuer, the Seller and the Servicer, substantially in the form of Exhibit A.

         "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date, occurring not more frequently than once per month, during the Funding Period on which Subsequent Receivables are transferred to the Trust pursuant to this Agreement.

         "Subsequent Trust Property" means the property and proceeds conveyed pursuant to Section 2.2, together with all monies received with respect to the related Subsequent Receivables after the related Subsequent Cutoff Date, the Insurance Policies, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under this Agreement. Although the Seller has pledged the Series 2007-TFC Spread Account to the Collateral Agent pursuant to this Agreement, the Series 2007-TFC Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Subsequent Trust Property.

         "Successor Servicing Fee Schedule" means that certain Schedule of Successor Servicing Fees, Expenses and Distributions attached hereto as EXHIBIT G.

         "Successor Servicing Fee" has the meaning specified in Section 4.8.

         "Supplemental Residual Certificate Distribution" means for any Payment Date, the sum of (i) the Cayman Trustee Fees on such Payment Date, if any, and
(ii) the product of (a) the Cayman Trustee Fees, (b) 1.0001183338593 and (c) 0.01183198580%.

         "Targeted Principal Distributable Amount" means, with respect to any Payment Date, the lesser of (i) the amount of the Total Distribution Amount remaining after the distributions pursuant to priorities (i) through (x) under
Section 5.7(a) have been made and (ii) the excess of (a) the Aggregate Note Balance (after giving effect to the Noteholders' Principal Distributable Amount and the Noteholders' Parity Deficit Amount paid on such Payment Date) over (b) the Requisite Percentage.

         "Texas Franchise Tax" means any tax imposed by the State of Texas pursuant to Tex. Tax Code Ann. ss. 171.001 (Vernon 2005), as amended by Tex. H.B. 3, 79th Leg., 3d C.S. (2006).

         "TFC" means The Finance Company, a Virginia corporation.

         "TFC Contract Purchase Guidelines" means TFC's established "Contract Purchase Guidelines," as the same may be amended from time to time.

         "TFC Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the TFC Receivables (excluding TFC Receivables that are Purchased Receivables or Liquidated Receivables).

         "TFC Receivables" means Receivables initially originated or acquired by TFC or a subsidiary thereof from a Dealer.

         "TFC/SeaWest Pool Balance" means, as of any date of determination, the sum of the TFC Pool Balance and the SeaWest Pool Balance.

         "TFC/SeaWest Receivables" means the TFC Receivables and the SeaWest Receivables, collectively.

         "TFC Servicing Fee" means, with respect to the TFC Receivables and each Payment Date, an amount equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate, and (b) the TFC Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date the TFC Servicing Fee shall be an amount equal to the one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the Original TFC Pool Balance; provided further, that the TFC Servicing Fee shall be zero for each Payment Date occurring after the date, if any, on which CPS is terminated as Servicer pursuant to Section 10.2.

         "Three-Month Rolling Average Delinquency Ratio" means, for any date of determination, the average of the Delinquency Ratios for each of the three immediately preceding Collection Periods.

         "Three-Month Rolling Average Extension Ratio" means, for any date of determination, a rolling three month average of the ratio for each of the three immediately preceding Collection Periods, expressed as a percentage, of (i) the aggregate Principal Balance of the Receivables whose payments are extended during the related Collection Period to (ii) the Pool Balance as of the first day of the related Collection Period prior to giving effect to any payment activity on such date.

         "Total Distribution Amount" means, for each Payment Date, the sum of the following amounts with respect to the related Collection Period: (i) all collections on the Receivables; (ii) Net Liquidation Proceeds received during the Collection Period with respect to Liquidated Receivables; (iii) all proceeds from Recoveries with respect to Liquidated Receivables; (iv) all proceeds received during the Collection Period from Insurance Policies (other than funds used for the repair of the related Financed Vehicle or otherwise released by CPS to the related Obligor in accordance with normal servicing procedures); (v) Investment Earnings for the related Payment Date; (vi) all Purchase Amounts deposited in the Collection Account during the related Collection Period, plus the amount of any payments made by CPS to the Trust pursuant to its indemnification obligations under the Basic Documents; (vii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Payment Date by the Trustee or Controlling Party for distribution pursuant to Section 5.7 hereof; (viii) any amounts released from the Series 2007-TFC Spread Account in accordance with the terms of the Master Spread Account Agreement for payment pursuant to priorities (xi) through (xv) of
Section 5.7(a) hereof; (ix) any amounts withdrawn from the Capitalized Interest Account in excess of the Requisite Reserve Amount on the May 2007, June 2007 and July 2007 Payment Dates; and (x) the proceeds of any purchase or sale of the assets of the Trust described in Sections 4.16 or 11.1 hereof.

         "Trigger Event" shall mean a Trigger Event I or a Trigger Event II, as each such term is defined in the Insurance Agreement.

         "Trust" means the Issuer.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "Trust Accounts" has the meaning assigned thereto in Section 5.1.

         "Trust Agreement" means the Trust Agreement dated as of March 15, 2007, between the Seller, as depositor, and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement dated as of May 9, 2007, by and between the Seller, as depositor, and the Owner Trustee, as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

         "Trust Officer" means, (i) in the case of the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

         "Trust Property" means the Initial Trust Property and the Subsequent Trust Property, collectively.

         "Trustee" means the Person acting as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Trustee Fee Schedule" means the schedule attached hereto as EXHIBIT
H-1.

         "Trustee Fees" means the sum of (A) the fee payable to the Trustee on each Payment Date in an amount equal to the greater of (a) $2,500 and (b) one-twelfth of 0.045% of the Aggregate Note Balance as of the close of the preceding Payment Date; provided, however, that on the first Payment Date the Trustee will be entitled to receive an amount equal to the greater of (a) $2,500 and (b) the product of (i) the percentage equivalent of a fraction the numerator of which is the number days from the Closing Date to but excluding the first Payment Date and the denominator of which is 360, (ii) 0.045% and (iii) the Original Aggregate Note Balance; (B) any amounts payable to the Trustee in its capacity as custodian of the Receivable Files pursuant to the Trustee Fee Schedule; and (C) any amounts payable to the Owner Trustee pursuant to Article VIII of the Trust Agreement or to the Trustee pursuant to this Agreement.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

                  (b) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture or, if not defined therein, in the Trust Agreement.

                  (c) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (d) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                  (e) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (f) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (h) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

         Whenever a determination is to be made under this Agreement as to whether a given event action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Issuer or Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Note Policy. Whenever a determination is to be made under this Agreement whether a breach of a representation, warranty or covenant has or could have a material adverse effect on a Receivable or the interest therein of the Issuer, the Noteholders or the
Note Insurer (or any similar or analogous determination), such determination shall be made by the Controlling Party in its sole discretion.

                                   ARTICLE II
                                   ----------

                            CONVEYANCE OF RECEIVABLES

         SECTION 2.1 CONVEYANCE OF RECEIVABLES. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the Securities, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

                  (a) the Initial Receivables listed in Schedule A hereto and all monies received thereunder (other than the Additional Servicing Compensation) after the Initial Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Initial Receivables after the Initial Cutoff Date;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in the Non-Certificated Title States, all other evidence of ownership with respect to such Financed Vehicles issued by the applicable Department of Motor Vehicles or similar authority;

                  (c) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Initial Receivables or the Obligors thereunder;

                  (d) all proceeds from recourse against Dealers with respect to the Initial Receivables;

                  (e) all of the Seller's rights, title and interest in its rights and benefits, but none of its obligations or burdens under the Receivables Purchase Agreement, including a direct right to cause CPS to purchase Initial Receivables from the Issuer and to indemnify the Issuer pursuant to the Receivables Purchase Agreement under the circumstances specified therein;

                  (f) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Initial Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under an Initial Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                  (g) the Receivable File related to each Initial Receivable;

                  (h) all amounts and property from time to time held in or credited to the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Lockbox Account and the Note Distribution Account;

                  (i) all property (including the right to receive future Net Liquidation Proceeds) that secures an Initial Receivable that has been acquired by or on behalf of CPS or the Seller, pursuant to a liquidation of such Receivable;

                  (j) the proceeds of any and all of the foregoing; and

                  (k) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         SECTION 2.2 CONVEYANCE OF SUBSEQUENT RECEIVABLES.

                  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in
Section 5.10(a) to be delivered to the Seller, the Seller will, on the related Subsequent Transfer Date, sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller in and to:

                           (i) the Subsequent Receivables listed in Schedule A to the related Subsequent Transfer Agreement and all monies received thereunder (other than the Additional Servicing Compensation) after the related Subsequent Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Subsequent Receivables after the related Subsequent Cutoff Date;

                           (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in the Non-Certificated Title States, all other evidence of ownership with respect to such Financed Vehicles issued by the applicable Department of Motor Vehicles or similar authority;

                           (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent Receivables or the Obligors thereunder;

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                           (iv) all proceeds from recourse against Dealers with
         respect to the related Subsequent Receivables;

                           (v) all of the Seller's rights, title and interest in its rights and benefits, but none of its obligations or burdens, under the related Subsequent Receivables Purchase Agreement, including a direct right to cause CPS to purchase Subsequent Receivables from the Issuer under certain circumstances and to indemnify the Issuer pursuant to the Subsequent Receivables Purchase Agreement;

                           (vi) refunds for the costs of extended service contracts with respect to Financed Vehicles securing Subsequent Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under a Subsequent Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                           (vii) the Receivable File related to each Subsequent Receivable;

                           (viii) all amounts and property from time to time held in or credited to the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Lockbox Account and the Note Distribution Account;

                           (ix) all property (including the right to receive future Net Liquidation Proceeds) that secured a Subsequent Receivable that has been acquired by or on behalf of CPS or the Seller pursuant to a liquidation of such Receivable;

                           (x) the proceeds of any and all of the foregoing; and

                           (xi) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                  (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                           (i) the Seller shall have provided the Trustee, the Owner Trustee, the Note Insurer and the Rating Agencies with an Addition Notice not later than five Business Days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the related Subsequent Receivables;

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

                           (ii) the Seller shall have delivered to the Owner Trustee and the Trustee a duly executed Subsequent Transfer Agreement which shall include supplements to Schedule A, listing the related Subsequent Receivables;

                           (iii) the Seller shall, to the extent required by
         Section 4.2 of this Agreement, have deposited in the Collection Account all collections in respect of the related Subsequent Receivables;

                           (iv) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

                           (v) the Funding Period shall not have terminated;

                           (vi) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables then owned by the Trust shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates):
         (A) the weighted average APR of such Receivables will be greater than or equal to 17.40%, (B) the weighted average remaining term of such Receivables will be within a range of one to 72 months, (C) not more than 91.00% of the aggregate Principal Balance of such Receivables will represent financing of used Financed Vehicles, (D) each Receivable will have a minimum APR of 8.00%; (E) each Receivable will have an original term of no more than 72 months and no more than 31.50% of the aggregate Principal Balance of such Receivables will have an original term in excess of sixty (60) months; (F) no more than 15.00% of the aggregate Principal Balance of such Receivables will have been originated in Texas; (G) not less than 42.00% of the aggregate Principal Balance of such Receivables will have been purchased under the Seller's "Alpha," "Super Alpha," "Alpha Plus" or "Preferred" programs; (H) no more than 5.00% of the aggregate Principal Balance of such Receivables will be originated under the Seller's First Time Buyer program; (I) none of such Receivables will have been originated by MFN or its subsidiaries;
         (J) no more than 2.00% of the aggregate Principal Balance of such Receivables will constitute Section 341 Receivables; (K) no more than 2.75% of the aggregate Principal Balance of such Receivables will constitute SeaWest Receivables; and (L) the Trust, the Trustee, the Owner Trustee and the Note Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (A) through (K) above;

                           (vii) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the related Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                           (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement;

                           (ix) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Issuer in the Owner Trust Estate and the first priority perfected security interest of the Trustee in the Collateral;

                           (x) no selection procedures adverse to the interests of the Noteholders or the Note Insurer shall have been utilized in selecting the Subsequent Receivables;

                           (xi) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Noteholders;

                           (xii) the Seller shall have delivered (A) to the Rating Agencies, the Note Insurer and each Placement Agent an Opinion of Counsel with respect to the characterization of the transfer of such Subsequent Receivables as a "true sale", which Opinion of Counsel may be in the form of a "bring down" letter to the Opinion of Counsel delivered to the Rating Agencies, the Note Insurer and each Placement Agent on the Closing Date, and (B) to the Trustee and each Placement Agent the Opinion of Counsel required by Section 13.2(i)(i), which Opinion of Counsel may be in the form of a "bring down" letter to the Opinion of Counsel delivered to the Trustee and each Placement Agent on the Closing Date;

                           (xiii) each of the Seller, the Issuer and the Note Insurer shall have received verbal verification from the Rating Agencies that the addition of all such Subsequent Receivables will not result in a qualification, modification or withdrawal of the then current rating of each Class of Notes without regard to the Policy;

                           (xiv) the Note Insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved in writing the transfer of such Subsequent Receivables to the Issuer and the Note Insurer shall have been reimbursed for any fees and expenses incurred by the Note Insurer in connection with the granting of such approval;

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

                           (xv) the Servicer shall instruct the Trustee to transfer the Subsequent Spread Account Deposit to the Collateral Agent with respect to the related Subsequent Receivables transferred on such Subsequent Transfer Date; and

                           (xvi) the Seller shall have delivered to the Note Insurer and the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph
         (b).

         The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Issuer, at a price equal to the Purchase Amount thereof, in the manner specified in Section 3.2.

         SECTION 2.3 TRANSFERS INTENDED AS SALES. It is the intention of the Seller that each transfer and assignment contemplated by Sections 2.1 and 2.2 of this Agreement shall constitute a sale of the Trust Property from the Seller to the Issuer and the beneficial interest in and title to the Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller as set forth in this Section 2.3 and in
Section 13.17, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of (and the Seller does hereby grant) a security interest in all of the Seller's right, title and interest in, to and under the Trust Property to the Trust for the benefit of the Securityholders and the Note Insurer and this Agreement shall constitute a security agreement under New York law. The Seller shall take such actions as are necessary from time to time in order to maintain the perfection and priority of the Issuer's security interest in the Trust Property.

         SECTION 2.4 FURTHER ENCUMBRANCE OF TRUST PROPERTY.

                  (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Sections 2.1 or 2.2, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

                  (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Notes. The Residual Pass-through Certificates shall represent beneficial ownership interests in the Trust Property, and the Residual Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein and in the Master Spread Account Agreement.

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

                  (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until all amounts due in respect of the Residual Pass-through Certificates have been paid in full, remain as covenants of the Issuer for the benefit of the Residual Certificateholders, enforceable by the Residual Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Residual Certificateholders.

                  (d) The Trustee shall, at such time as there are no Notes outstanding and all sums due to the Trustee and the Note Insurer pursuant to the Basic Documents, have been paid, release any remaining portion of the Trust Property to the Residual Certificateholders.

         SECTION 2.5 CONVEYANCE OF ADDITIONAL SERVICING COMPENSATION. As of the Closing Date and as of each Subsequent Transfer Date, as applicable, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under all Additional Servicing Compensation.

                                   ARTICLE III
                                   -----------

                                 THE RECEIVABLES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF SELLER AS TO THE RECEIVABLES. The Seller hereby makes the following representations and warranties to the Note Insurer, the Issuer and the Trustee for the benefit of the Securityholders on which the Issuer relies in acquiring the Receivables, and on which the Trustee is deemed to have relied in executing and performing pursuant to this Agreement, the Indenture and the other Basic Documents to which it is a party and on which the Note Insurer relies in issuing the Note Policy. The Seller also hereby makes the representations and warranties on Schedule C-1 hereto as to the SeaWest Receivables and Schedule C-2 hereto as to the TFC Receivables and the CPS Receivables. All such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date (in the case of representations and warranties relating to the Initial Receivables) and as of the related Subsequent Transfer Date (in the case of representations and warranties relating to the Subsequent Receivables), but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                           (i) CHARACTERISTICS OF RECEIVABLES. Each Receivable
         (1) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been purchased by the related Applicable Purchaser in connection with the sale of Financed Vehicles by a Dealer and has been validly assigned by such Dealer to such Applicable Purchaser, by such Applicable Purchaser to CPS (either directly or through other wholly-owned subsidiaries of CPS), by CPS to the Seller, by the Seller to the Trust, (2) has created a valid, subsisting, and enforceable first priority perfected security interest in favor of the related Applicable Purchaser in the Financed Vehicle, which security interest has been assigned by the Applicable Purchaser to CPS (either directly or through other wholly-owned subsidiaries of CPS), which in turn has assigned such security interest to the Seller, which in turn assigned such security interest to the Trust, which in turn has pledged such security interest to the Trustee for the benefit of the Securityholders and the Note Insurer, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security including, without limitation, a right of repossession following a default, (4) is either a Rule of 78s Receivable or a Simple Interest Receivable, (5) was originated by the related Dealer and was sold by such Dealer without any fraud or misrepresentation on the part of such Dealer, (6) is denominated in U.S. dollars, (7) has a final scheduled payment due no later than June 30, 2013; (8) was originated on or before the related Cutoff Date; and
         (9) is not more than 30 days past due with respect to more than 10% of any Scheduled Receivable Payment as of the related Cutoff Date and no funds have been advanced by the Seller, the Applicable Purchaser, any Dealer or anyone acting on their behalf in order to cause any Receivable to satisfy such requirement;

                           (ii) COMPOSITION OF INITIAL RECEIVABLES. (A)
         Approximately 89.86% of the Original Pool Balance represents financing of used automobiles, light trucks, vans, motorcycles or minivans; the remainder of the Original Pool Balance represents financing of new vehicles; (B) approximately 47.41% of the Original Pool Balance are TFC Receivables; (C) approximately 52.59% of the Original Pool Balance are CPS Receivables; (D) approximately 11.23% of the Original CPS Pool Balance are Clean-up Call Receivables; (E) approximately 1.86% of the Original TFC Pool Balance are Clean-up Call Receivables; (F) approximately 47.11% of the Original Pool Balance had Obligors that were at the time of origination U.S. military personnel; (G) approximately 25.94% of the Original Pool Balance were originated under the CPS Alpha Program; (H) approximately 8.47% of the Original Pool Balance were originated under the CPS Alpha Plus Program; (I) approximately 0.07% of the Original Pool Balance were originated under the CPS BAS Program; (J) approximately 3.24% of the Original Pool Balance were originated under the CPS Delta Program; (K) approximately 2.54% of the Original Pool Balance were originated under the CPS First Time Buyer Program; (L) approximately 46.53% of the Original Pool Balance were originated under the TFC MIL Program; (M) approximately 1.34% of the Original Pool Balance were originated under the CPS Preferred Program; (N) approximately 0.01% of the Original Pool Balance were originated under the CPS Plus Program; (O) approximately 5.40% of the Original Pool Balance were originated under the CPS Standard Program; (P) approximately 5.59% of the Original Pool Balance were originated under the CPS Super Alpha Program; (Q) approximately 0.06% of the Original Pool Balance were originated under the TFC TFCC Program; (R) approximately 0.82% of the Original Pool Balance were originated under the TFC TFCM Program; (S) approximately 1.29% of the Original Pool Balance were Section 341 Receivables.

                           (iii) SCHEDULE OF RECEIVABLES; SELECTION PROCEDURES. The information with respect to the Initial Receivables set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Initial Cutoff Date; the information with respect to the Subsequent Receivables set forth in Schedule A to the related Subsequent Transfer Agreement is true and correct in all material respects as of the close of business on the related Subsequent Cutoff Date; no selection procedures adverse to the Securityholders or the Note Insurer have been utilized in selecting the Receivables; and the origination of each Receivable (other than any Clean-up Call Receivable) satisfied in all material respects the CPS Contract Purchase Guidelines or the TFC Contract Purchase Guidelines, as applicable, as in effect on the Closing Date.

                           (iv) COMPLIANCE WITH LAW. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts (A) complied at the time the related Receivable was originated or made and at the execution of this Agreement (or the applicable Subsequent Transfer Agreement) complies in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Military Reservist Relief Act, the Texas Consumer Credit Code, the California Automobile Sales Finance Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and all other applicable consumer credit laws and equal credit opportunity and disclosure laws, and (B) without limiting the generality of the foregoing, is not subject to liabilities or is not rendered unenforceable based on general theories of contract limitation or relief including, without limitation, theories based on unconscionable, deceptive, unfair, or predatory sales or financing practices.

                           (v) NO GOVERNMENT OBLIGOR. None of the Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

                           (vi) SECURITY INTEREST IN FINANCED VEHICLE.
         Immediately subsequent to the sale, assignment and transfer thereof to the Trust, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the related Applicable Purchaser as secured party which security interest has been validly assigned by such Applicable Purchaser to CPS

         (either directly or through other wholly-owned subsidiaries of CPS), validly assigned by CPS to the Seller, validly assigned by the Seller to the Trust, and validly pledged by the Trust to the Trustee for the benefit of the Securityholders and the Note Insurer, and such assigned security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created, except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing Date (in the case of the Initial Receivables) or the related Subsequent Transfer Date (in the case of the Subsequent Receivables).

                           (vii) Receivables IN FORCE. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                           (viii) NO DEFENSES. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

                           (ix) NO LIENS. As of the applicable Cutoff Date, (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable and (b) there is no lien against the related Financed Vehicle for delinquent taxes.

                           (x) NO DEFAULT; REPOSSESSION. Except for payment delinquencies continuing for a period of not more than thirty days as of the applicable Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and none of the Applicable Purchaser or the Seller has waived any of the foregoing (except in a manner consistent with Section 4.2); and no Financed Vehicle shall have been repossessed or assigned for repossession as of the Closing Date (in the case of the Initial Receivables) or the related Subsequent Transfer Date (in the case of the Subsequent Receivables).

                           (xi) INSURANCE; OTHER. (A) Each Obligor has obtained insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and each Receivable requires the Obligor to obtain and maintain such insurance naming the related Applicable Purchaser and its successors and assigns as loss payee or an additional insured, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the related Applicable Purchaser as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

                           (xii) TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables and the Other Conveyed Property from the Seller to the Trust and that the beneficial interest in and title to such Receivables and the Other Conveyed Property not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable or Other Conveyed Property has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable and the Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof, the Trust for the benefit of the Securityholders and the Note Insurer shall have good and marketable title to each such Receivable and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

                           (xiii) LAWFUL ASSIGNMENT. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities shall be unlawful, void, or voidable. None of the Applicable Purchasers or the Seller has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                           (xiv) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give
         (i) the Issuer a first priority perfected security interest in the Receivables and the Other Conveyed Property, and (ii) the Trustee a first priority perfected security interest in the Trust Property have been made, taken or performed.

                           (xv) CHATTEL PAPER. Each Contract constitutes "tangible chattel paper" under the UCC.

                           (xvi) TITLE DOCUMENTS. (A) If the Receivable was originated in a State in which notation of a security interest on the title document of the related Financed Vehicle is required or permitted to perfect such security interest, the title document of the related Financed Vehicle for such Receivable shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document (or, with respect to Receivables originated in the Non-Certificated Title States, other evidence of title issued by the applicable Department of Motor Vehicles or similar authority) will be received within 180 days and will show, the related Applicable Purchaser named as the original secured party under the related Receivable as the holder of a first priority security interest in such Financed Vehicle, and (B) if the Receivable was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the related Applicable Purchaser, named as the original secured party under the related Receivable, and in either case, the Trust has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle, and such rights have been validly pledged to the Trustee pursuant to the Indenture. With respect to each Receivable for which the title document has not yet been returned from the Registrar of Titles, CPS has received written evidence from the related Dealer that such title document showing the related Applicable Purchaser, as first lienholder has been applied for.

                           (xvii) VALID AND BINDING OBLIGATION OF OBLIGOR. Each Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

                           (xviii) POST OFFICE BOX. On or prior to the next billing period after the applicable Cutoff Date, CPS will notify each Obligor to make payments with respect to the Receivables after such Cutoff Date directly to the Post Office Box, and will provide each Obligor with a monthly statement in order to enable such Obligors to make payments directly to the Post Office Box.

                           (xix) LOCATION OF RECEIVABLE FILES. A complete Receivable File with respect to each Receivable has been or prior to the Closing Date or the related Subsequent Transfer Date, as applicable, will be delivered to the Trustee at the location listed on Schedule B hereto.

                           (xx) CASUALTY AND IMPOUNDING. No Financed Vehicle has suffered a Casualty where the Servicer does not expect to receive insurance proceeds and CPS has not received notice that any Financed Vehicle has been impounded.

                           (xxi) ORIGINATION OF RECEIVABLES. Based on the billing address of the Obligors and the Principal Balances as of the Initial Cutoff Date, approximately 14.26%, 8.45%, 7.20%, 6.62%, 6.23%
         and 5.56% of the Initial Receivables (by principal balance) had Obligors residing in the States of Texas, California, Georgia, Virginia, North Carolina and Florida, respectively.

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

                           (xxii) MATURITY OF RECEIVABLES. Each Receivable has an original term to maturity of not more than 72 months; the remaining term to maturity of each Receivable was 72 months or less as of the Initial Cutoff Date; the weighted average remaining term to maturity of the Receivables was 53 months as of the Initial Cutoff Date.

                           (xxiii) PRINCIPAL BALANCE/NUMBER OF CONTRACTS. As of the Initial Cutoff Date, the aggregate principal balance of the Initial Receivables was $79,056,066.87. The Initial Receivables are evidenced by 6,332 Contracts.

                           (xxiv) FULL AMOUNT ADVANCED. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to the Receivable does not have any option under the terms of the related Contract to borrow from any person additional funds secured by the Financed Vehicle.

                           (xxv) NO IMPAIRMENT. None of the Applicable
         Purchasers or the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Receivables or otherwise to impair the rights of the Purchaser, the Issuer, the Securityholders or the Note Insurer in any Receivable or the proceeds hereof.

                           (xxvi) RECEIVABLES NOT ASSUMABLE. No Receivable is assumable by another Person in a manner in which would release the Obligor thereof from such Obligor's obligations to the related Applicable Purchaser or the Seller with respect to such Receivable.

                           (xxvii) SERVICING. The servicing of each Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in this Agreement; other than the Servicer, TFC and the Backup Servicer, no other Person has the right to service the Receivables.

                           (xxviii) CREATION OF SECURITY INTEREST. This
         Agreement creates a valid and continuing security interest (as defined in the UCC) in the Trust Property in favor of the Issuer for the benefit of the Securityholders and the Note Insurer, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller.

                           (xxix) PERFECTION OF SECURITY INTEREST IN TRUST PROPERTY. The Seller has caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Property granted to the Issuer for the benefit of the Securityholders and the Note Insurer hereunder pursuant to Section 2.3.

                           (xxx) NO OTHER SECURITY INTERESTS. Other than the security interest granted to the Issuer for the benefit of the Securityholders and the Note Insurer pursuant to Section 2.3, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Property. The Seller has not


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

         authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Trust Property other than any financing statement relating to the security interest granted to the Issuer for the benefit of the Securityholders and the Note Insurer hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

                           (xxxi) MFN RECEIVABLES. None of the Receivables were originated by MFN or any of its subsidiaries.

The representations and warranties set forth above in paragraphs (xiv), (xv) and
(xvi) and paragraphs (xxviii) through (xxx) shall survive the termination of this Agreement and may not be waived in whole or in part.

         SECTION 3.2 REPURCHASE UPON BREACH.

                  (a) The Seller, the Servicer, the Note Insurer, the Trustee or (upon actual knowledge of a Responsible Officer thereof) the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1 (without regard to any limitations therein as to the Seller's knowledge). Unless the breach shall have been cured by the last day of the second Collection Period following the discovery thereof by CPS, the Trustee or the Note Insurer or receipt by CPS of notice of such breach from the Trustee, the Owner Trustee, the Note Insurer or the Seller, CPS (pursuant to the Receivables Purchase Agreement) shall repurchase any Receivable if the value of such Receivable is materially and adversely affected by the breach as of the last day of such second Collection Period (or, at CPS's option, the last day of the first Collection Period following the discovery) and, in the event that the breach relates to a characteristic of the Receivables in the aggregate, and if the interests of the Trust or the Securityholders are materially and adversely affected by such breach, unless the breach shall have been cured by the last day of such second Collection Period, CPS shall purchase such aggregate Principal Balance of Receivables, such that following such purchase such representation shall be true and correct with respect to the remainder of the Receivables in the aggregate. In consideration of the purchase of any Receivable, CPS shall remit the Purchase Amount, in the manner specified in Section 5.6. The sole remedy of the Issuer, the Owner Trustee, the Trustee, the Securityholders or the Note Insurer with respect to a breach of representations and warranties pursuant to Section 3.1 shall be to enforce CPS's obligation to purchase such Receivables pursuant to the Receivables Purchase Agreement; provided, however, that CPS shall indemnify the Trustee, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Note Insurer, the Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related Receivables File and shall


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

execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary to vest in CPS or such designee title to the Receivable including a Trustee's Certificate in the form of Exhibit F-1.

                  (b) If it is determined that consummation of the transactions contemplated by this Agreement and the other transaction documents referenced in this Agreement, the servicing and operation of the Trust pursuant to this Agreement and such other documents, or the ownership of a Note or a Residual Pass-through Certificate by a Holder constitutes a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code") or any successor statutes of similar impact, together with the regulations thereunder, to which no statutory exception or administrative exemption applies, such violation shall not be treated as a breach of the Seller's representations and warranties made pursuant to Section 3.1 if not otherwise such a breach.

                  (c) Pursuant to Sections 2.1 and 2.2 of this Agreement, the Seller has conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement, including the Seller's rights under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement and the delivery requirements, representations and warranties and the cure, repurchase and indemnity obligations of CPS under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement. The Seller hereby represents and warrants to the Trust, the Note Insurer and the Trustee for the benefit of the Securityholders that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of CPS under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement.

                  (d) If the Insolvency Event related to a Section 341 Meeting has not been discharged pursuant to Section 727 of the United States Bankruptcy Code by the bankruptcy court presiding over such Insolvency Event within 120 days of the conveyance of the related Receivable by the Seller to the Issuer pursuant to Section 2.1(a) or Section 2.2(a), the Seller shall repurchase such Receivable as of the last day of the next occurring Collection Period at the Purchase Amount.

         SECTION 3.3 CUSTODY OF RECEIVABLES FILES.

                  (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement the Trustee shall act as custodian of the following documents or instruments in its possession which shall be delivered to the Trustee on or before the Closing Date (with respect to each Initial Receivable) or the applicable Subsequent Transfer Date (with respect to each Subsequent Receivable):

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

                           (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements);

                           (ii) The original certificate of title in the name of the Applicable Purchaser or such documents that such Applicable Purchaser shall keep on file, in accordance with its customary procedures, evidencing the security interest of such Applicable Purchaser in the Financed Vehicle or, if not yet received, a copy of the application therefor showing such Applicable Purchaser as secured party, or a dealer guarantee of title.

                  (b) Upon payment in full of any Receivable, the Servicer will notify the Trustee pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.2 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer.

         SECTION 3.4 ACCEPTANCE OF RECEIVABLE FILES BY TRUSTEE. The Trustee acknowledges receipt of files which the Seller has represented are the Receivable Files for the Initial Receivables. The Trustee has reviewed such Receivable Files and has determined that it has received a file for each Initial Receivable identified in Schedule A to this Agreement. Not less than four (4) Business Days prior to each Subsequent Transfer Date, the Seller will cause to be delivered to the Trustee the Receivable Files for the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date. The Trustee declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto and all other Trust Assets as Trustee in trust for the use and benefit of all present and future Securityholders. The Trustee agrees to review each file delivered to it prior to the Closing Date (in the case of the Initial Receivables) or the applicable Subsequent Transfer Date (in the case of the Subsequent Receivables) to determine whether such Receivable Files contain the documents referred to in Sections 3.3(a)(i) and (ii). If the Trustee has found or finds that a file for a Receivable has not been received, or that a file is unrelated to the Receivables identified in Schedule A to this Agreement or that any of the documents referred to in Section 3.3(a)(i) or (ii) are not contained in a Receivable File, the Trustee shall inform CPS, the Seller, the Owner Trustee and the Note Insurer promptly, in writing, of the failure to receive a file with respect to such Receivable (or of the failure of any of the aforementioned documents to be included in the Receivable File) or shall return to CPS as the Seller's designee any file unrelated to a Receivable identified in Schedule A to this Agreement (in the case of the Initial Receivables) or Schedule A to the related Subsequent Transfer Agreement (in the case of the Subsequent Receivables), it being understood that the Trustee's obligation to review the contents of any Receivable File shall be limited as set forth in the preceding sentence. Unless such defect with respect to such


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

Receivable File shall have been cured by the last day of the second Collection Period following discovery thereof by the Trustee, the Trustee (at the direction of the Note Insurer, if no Insurer Default shall have occurred and be continuing) shall cause CPS to repurchase any such Receivable as of such last day pursuant to the Receivables Purchase Agreement. In consideration of the purchase of the Receivable, CPS shall remit the Purchase Amount, in the manner specified in Section 5.6. The sole remedy of the Trustee, the Trust, or the Securityholders with respect to a breach pursuant to this Section 3.4 shall be to require CPS to purchase the applicable Receivables pursuant to this Section 3.4; provided, however, that CPS shall indemnify the Trustee, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Note Insurer, the Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by CPS and delivered to the Trustee and are necessary to vest in CPS or such designee title to the Receivable including a Trustee's Certificate in the form of Exhibit F-1. The Trustee shall make a list of Receivables for which an application for a certificate of title but not an original certificate of title or, with respect to Receivables originated in the Non-Certificated Title States, another evidence of title issued by the applicable Department of Motor Vehicles or similar authority in such States, is included in the Receivable File as of the date of its review of the Receivable Files and deliver a copy of such list to the Servicer, the Owner Trustee and the
Note Insurer. On the date which is 180 days following the Closing Date (in the case of the Initial Receivables) or the applicable Subsequent Transfer Date (in the case of the Subsequent Receivables) or, if such day is not a Business Day, the next succeeding Business Day, the Trustee shall inform CPS and the other parties to this Agreement and the Note Insurer of any Receivable for which the related Receivable File on such date does not include an original certificate of title or, with respect to Financed Vehicles in the Non-Certificated Title States, for which the related Receivable File on such date does not include evidence of title issued by the applicable Department of Motor Vehicles or similar authority, and CPS shall repurchase any such Receivable as of the last day of the current Collection Period.

         SECTION 3.5 ACCESS TO RECEIVABLE FILES. The Trustee shall permit the Servicer and the Note Insurer access to the Receivable Files at all reasonable times during the Trustee's normal business hours. The Trustee shall, within two Business Days of the request of the Servicer, the Owner Trustee or the Note Insurer, execute such documents and instruments as are prepared by the Servicer, the Owner Trustee or the Note Insurer and delivered to the Trustee, as the Servicer, the Owner Trustee or the Note Insurer deems necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Receivable on behalf of the Trust and any related insurance policies covering the Obligor, the Receivable or Financed Vehicle so long as such execution in the Trustee's sole discretion does not conflict with this Agreement and will not cause it undue risk or liability. The Trustee shall not be obligated to release any document from any Receivable File unless it receives a release request signed by a Servicing Officer in the form of EXHIBIT C hereto (the "RELEASE

Request"). Such Release Request shall obligate the Servicer to return such document(s) to the Trustee when the need therefor no longer exists unless the Receivable shall be liquidated, in which case, the Servicer shall certify in the Release Request that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited.

         SECTION 3.6 TRUSTEE TO DELIVER MONTHLY RECEIVABLE FILE REPORT. Within three Business Days after the end of a month in which the Trustee releases any Receivable Files to the Servicer or after any subsequent month in which such Receivable Files remain outstanding pursuant to Section 3.5 hereof, the Trustee shall deliver to the Note Insurer and the Servicer a monthly report which identifies all Receivable Files released to the Servicer and not yet returned to the Trustee.

         SECTION 3.7 TRUSTEE TO MAINTAIN SECURE FACILITIES. The Trustee shall maintain or cause to be maintained continuous custody of the Receivable Files in secure and fire resistant facilities in accordance with customary standards for such custody.

                                   ARTICLE IV
                                   ----------

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 4.1 DUTIES OF THE SERVICER. The Servicer, as agent for the Trust, the Securityholders and the Note Insurer (to the extent provided herein) shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention customary and usual for institutions which service motor vehicle retail installment contracts similar to the Receivables and, to the extent more exacting, that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee, the Owner Trustee and the Note Insurer with respect to distributions. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust or the Securityholders, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables and/or the certificates of title or,


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

with respect to Financed Vehicles in the Non-Certificated Title States, other evidence of ownership with respect to such Financed Vehicles issued by the applicable Department of Motor Vehicles or similar authority. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trust shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Securityholders. The Servicer shall prepare and furnish, and the Trustee and the Owner Trustee shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.2 COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES; LOCKBOX AGREEMENTS.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others; provided, however, that promptly after the Closing Date the Servicer shall notify each Obligor to make all payments with respect to the Receivables to the Post Office Box. The Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the Post Office Box. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others and in accordance with the terms of this Agreement. Except as provided below, the Servicer, for so long as CPS is the Servicer, may grant extensions to the extent that the Three-Month Rolling Average Extension Ratio does not exceed (i) 2.5%, if the most recent Collection Period tested was in the period from March through September (inclusive), or (ii) 3.0%, if the most recent Collection Period tested was in the period from October through February (inclusive) (the "Aggregate Extension Percentage Limitation"); provided, however, that the Servicer, without the prior written consent of the Note Insurer, may not (x) grant more than one extension per calendar year with respect to a CPS Receivable or grant an extension with respect to a CPS Receivable for more than one calendar month or grant more than four extensions in the aggregate with respect to a CPS Receivable (y) grant more than two (2) extensions per calendar year with respect to a TFC Receivable or grant an extension with respect to a TFC Receivable for more than one (1) calendar month or grant more than four (4) extensions in the aggregate with respect to a TFC Receivables and (z) grant an extension with respect to a SeaWest Receivable for more than one calendar month in any six-month period or more than six calendar months in the aggregate for such SeaWest Receivable; provided, further, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the last day of the penultimate Collection Period preceding the Class A-2 Final Scheduled Payment Date, it shall promptly purchase the Receivable from the Trust in accordance with the terms of Section 4.7 hereof (and for purposes thereof, the

Receivable shall be deemed to be materially and adversely affected by such breach). In addition, if the Servicer grants extensions with respect to any Receivables in excess of the Aggregate Extension Percentage Limitation, the Servicer will promptly purchase such Receivables from the Trust in accordance with the terms of Section 4.7 hereof (and for purposes thereof, such Receivables shall be deemed to be materially and adversely affected by such breach). If the Servicer is not CPS, the Servicer may not make any extension on a Receivable without the prior written consent of the Note Insurer. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything to the contrary contained herein, the Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Receivable Payment on Receivables, other than to the extent that such alteration is required by applicable law.

                  (b) The Servicer shall establish the Lockbox Account in the name of the Trust for the benefit of the Trustee for the further benefit of the Securityholders and the Note Insurer. Pursuant to the Lockbox Agreement, the Trustee has authorized the Servicer to direct dispositions of funds on deposit in the Lockbox Account to the Collection Account (but not to any other account), and no other Person, except the Lockbox Processor and the Trustee, has authority to direct the disposition of funds on deposit in the Lockbox Account. The Lockbox Agreement shall provide that Lockbox Banks will comply with the instructions originated by the Trustee relating to the disposition of funds on deposit in the Lockbox Account. The Trustee shall have no liability or responsibility with respect to the Lockbox Processor's directions or activities as set forth in the preceding sentence. The Lockbox Account shall be established pursuant to and maintained in accordance with the Lockbox Agreement and shall be a demand deposit account initially established and maintained with the Lockbox Bank or, at the request of the Note Insurer (unless an Insurer Default shall have occurred and be continuing), an Eligible Account satisfying clause (i) of the definition thereof; provided, however, that the Trustee shall give the Servicer prior written notice of any change made at the request of the Note Insurer in the location of the Lockbox Account. The Trustee shall establish and maintain the Post Office Box at a United States Post Office Branch in the name of the Trust for the benefit of the Securityholders and the Note Insurer.

                  (c) Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trust, the Trustee and Securityholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

                  (d) In the event CPS shall for any reason no longer be acting as the Servicer hereunder, the Backup Servicer or a successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement arising from and after such assumption. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to the Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement.

The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient assignment of any Lockbox Agreement to the successor Servicer. In the event that the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) or the Majority Certificateholders (if the Note Balance has been reduced to zero, all amounts due and owing to the Note Insurer have been paid in full and the Policy has expired in accordance with its terms) shall elect to change the identity of the Lockbox Bank, the Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) or the Majority Certificateholders (if the Note Balance has been reduced to zero, all amounts due and owing to the Note Insurer have been paid in full and the Policy has expired in accordance with its terms) to the Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox arrangements. The outgoing Servicer shall deliver prompt written notice to the Rating Agencies of any change or transfer of the Lockbox arrangements.

                  (e) On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor will transfer any payments from Obligors received in the Post Office Box to the Lockbox Account. Within two Business Days of receipt of funds into the Lockbox Account, the Servicer shall cause the Lockbox Bank to transfer funds from the Lockbox Account to the Collection Account. In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables), and all Liquidation Proceeds no later than the Business Day following receipt directly (without deposit into any intervening account) into the Lockbox Account or the Collection Account. The Servicer shall not commingle its assets and funds with those on deposit in the Lockbox Account.

         SECTION 4.3 REALIZATION UPON RECEIVABLES. On behalf of the Trust, the Securityholders and the Note Insurer, the Servicer shall use its best efforts, consistent with the servicing procedures set forth herein, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall commence efforts to repossess or otherwise convert the ownership of a Financed Vehicle or sell the related Receivable to an unaffiliated third-party on or prior to the date that an Obligor has failed to make more than 90% of a Scheduled Receivable Payment thereon in excess of $10 for 120 days or more; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow such customary and usual practices and


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

procedures as it shall deem necessary or advisable in its servicing of automotive receivables, consistent with the standards of care set forth in
Section 4.2, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses.

         SECTION 4.4 INSURANCE.

                  (a) The Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such physical loss and damage insurance naming the Applicable Purchaser and its successors and assigns as an additional insured, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming the Applicable Purchaser as policyholder (creditor) and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

                  (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 4.4(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Trust, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies shall be deposited in the Collection Account.

         SECTION 4.5 MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

                  (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the authorization of the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by the Obligors under the respective


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Receivables. The Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect or continue the perfection of such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the Applicable Purchaser's designation as the secured party on the certificate of title is in its capacity as Servicer as agent of the Trust.

                  (b) Upon the occurrence of an Insurance Agreement Event of Default, the Note Insurer may (so long as it is the Controlling Party) instruct the Trustee and the Servicer to take or cause to be taken or, if the Note Insurer is not the Controlling Party, upon the occurrence of a Servicer Termination Event, the Trustee and the Servicer shall take or cause to be taken, such action as may, in the opinion of counsel to the Trustee, which opinion shall not be an expense of the Trustee, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Trustee, which opinion shall not be an expense of the Trustee, be necessary or prudent. The opinions referenced in the previous sentence must be acceptable to the Note Insurer (unless an Insurer Default shall have occurred and be continuing). The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trustee in connection with such action shall be reimbursed to the Servicer or the Trustee, as applicable, by the Controlling Party.

         SECTION 4.6 ADDITIONAL COVENANTS OF SERVICER. The Servicer shall not release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Securityholders in such Receivables, nor shall the Servicer amend a Receivable, except that extensions and waivers may be granted in accordance with Section 4.2. The Servicer shall not create, incur or suffer to exist any Lien or restriction on transferability of the Receivables nor, except as contemplated by the Basic Documents, sign or file under the UCC of any jurisdiction any financing statement that names CPS or the Servicer as debtor, nor sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables. The Servicer shall take such actions as are necessary from time to time in order to maintain the perfection and priority of the Issuer's security interest in the Trust Property.

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         SECTION 4.7 PURCHASE OF RECEIVABLES UPON BREACH OF COVENANT. Upon
discovery by any of the Servicer, the Note Insurer, the Owner Trustee or the Trustee of a breach of any of the covenants set forth in Section 4.2(a), 4.4,
4.5 or 4.6, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.7. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable with respect to which the Securityholders' or the Note Insurers' interest therein or in the related Financed Vehicle is materially and adversely affected by such breach. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.6. The sole remedy of the Trustee, the Trust, the Owner Trustee, the Note Insurer or the Securityholders with respect to a breach of Section 4.2(a), 4.4, 4.5 or
4.6 shall be to require the Servicer to repurchase Receivables pursuant to this
Section 4.7; provided, however, that the Servicer shall indemnify the Trustee, the Backup Servicer, the Collateral Agent, the Note Insurer, the Owner Trustee, the Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. If it is determined that the management, administration and servicing of the Receivables and operation of the Trust pursuant to this Agreement constitutes a violation of the prohibited transaction rules of ERISA or the Code to which no statutory exception or administrative exemption applies, such violation shall not be treated as a breach of Section 4.2(a), 4.4, 4.5 or 4.6 if not otherwise such a breach. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related Receivables File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary to vest in CPS or such designee title to the Receivable including a Trustee's Certificate in the form of Exhibit F-2.

         SECTION 4.8 SERVICING FEE. As consideration for the performance of its duties hereunder, the Servicer shall be entitled to receive the Servicing Fee on each Payment Date, which Servicing Fee shall be paid pursuant to Section 5.7(a)(ii) hereof. The Servicing Fee shall also include all Additional Servicing Compensation, which shall not be a part of the Owner Trust Estate. On each Payment Date occurring after the date, if any, on which CPS resigns as Servicer pursuant to Section 9.6 or is terminated as Servicer pursuant to Section 10.2, the Person then acting as successor Servicer (including the Backup Servicer, if acting in such capacity) shall be entitled to receive (i) the Servicing Fee and


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(ii) a supplemental fee (the "Successor Servicing Fee") equal to the positive difference, if any, between (A) the product of the number of Receivables serviced by the successor Servicer during the related Collection Period and $13 and (B) the Servicing Fee, each in accordance with the priorities set forth in
Section 5.7(a) hereof.

         SECTION 4.9 SERVICER'S CERTIFICATE. By 9:00 a.m., Minneapolis time, on each Determination Date, the Servicer shall deliver to the Trustee, the Owner Trustee, the Note Insurer, the Rating Agencies and the Seller a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.7 and 5.8 (including, if required, withdrawals from the Series 2007-TFC Spread Account) for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Trustee to send statements to the Securityholders and the Note Insurer pursuant to Section 5.8(b) and all information necessary to enable the Backup Servicer to verify the information specified in Section 4.13(b) and to complete the accounting required by Section 5.9. Receivables to be purchased by the Servicer or to be purchased by CPS shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

         SECTION 4.10 ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION EVENT.

                  (a) The Servicer shall deliver to the Owner Trustee, the Trustee, the Backup Servicer, the Note Insurer and each Rating Agency, on or before March 31 of each year beginning March 31, 2008, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such Officer's Certificate, from the Closing Date to December 31,
2007) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such Officer's Certificate, from the Closing Date to December 31, 2007), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of such certificate as well as the report referred to in Section 4.11 to each Noteholder and the Owner Trustee shall forward a copy to each Residual Certificateholder.

                  (b) The Servicer shall deliver to the Owner Trustee, the Trustee, the Backup Servicer, the Note Insurer, the Collateral Agent, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1.

         SECTION 4.11 ANNUAL INDEPENDENT ACCOUNTANTS' REPORT. The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the


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Servicer or to the Seller, to deliver to the Trustee, the Owner Trustee, the
Backup Servicer, the Note Insurer and each Rating Agency, on or before March 31 of each year beginning March 31, 2008, a report dated as of December 31 of the previous year (the "Accountants' Report") and reviewing the Servicer's activities during the preceding 12-month period, addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Trustee, the Backup Servicer and to the Note Insurer, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile and light truck installment sales contracts; and (4) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of the Program requires such firm to report. The accountant's report shall further state that (A) a review in accordance with agreed upon procedures was made of two randomly selected Servicer Certificates; (B) except as disclosed in the report, no exceptions or errors in the Servicer Certificates were found; and (C) the delinquency and loss information relating to the Receivables and the stated amount of Liquidated Receivables, if any, contained in the Servicer Certificates were found to be accurate. In the event such firm requires the Trustee, the Owner Trustee and/or the Backup Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Trustee, the Owner Trustee and/or the Backup Servicer, as applicable, in writing to so agree; it being understood and agreed that the Trustee, the Owner Trustee and/or the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and neither the Trustee, the Owner Trustee nor the Backup Servicer makes any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 4.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Backup Servicer, the Note Insurer and the Rating Agencies reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

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         SECTION 4.13 VERIFICATION OF SERVICER'S CERTIFICATE.

                  (a) On or before the fifth calendar day of each month, the Servicer will deliver to the Trustee and the Backup Servicer a computer diskette (or other electronic transmission) in a format acceptable to the Trustee and the Backup Servicer containing information with respect to the Receivables as of the close of business on the last day of the related Collection Period which information is necessary for preparation of the Servicer's Certificate. The Backup Servicer shall use such computer diskette (or other electronic transmission) to verify certain information specified in Section 4.13(b) contained in the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall notify the Servicer and the Note Insurer of any discrepancies on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the second Business Day prior to the related Payment Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Payment Date, the Servicer shall cause a firm of independent certified public accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fifth calendar day of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer. Notwithstanding the fact that the Backup Servicer shall receive the data referenced in this Section 4.13(a) on a monthly basis, at the request of the
Note Insurer, the Backup Servicer agrees to receive and the Servicer agrees to deliver any such data with respect to the Receivables from the Servicer on a more frequent basis, up to and including daily or weekly transmissions.

                  (b) The Backup Servicer shall review each Servicer's Certificate delivered pursuant to Section 4.13(a) and shall:

                           (i) confirm that such Servicer's Certificate is complete on its face;

                           (ii) load the computer diskette (which shall be in a format acceptable to the Backup Servicer) received from the Servicer pursuant to Section 4.13(a) hereof, confirm that such computer diskette is in a readable form and calculate and confirm the Aggregate Principal Balance for the most recent Payment Date;

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

                           (iii) confirm, based solely on the information shown on the Servicer's Certificate, that the Total Distribution Amount, the Principal Distributable Amount, the Noteholders' Principal Distributable Amount, the Note Prepayment Amount, the Noteholders' Parity Deficit Amount, the Noteholders' Interest Distributable Amount for each Class of Notes, the Residual Certificate Interest Distributable Amount, the Residual Certificate Principal Distributable Amount, the Residual Certificate Prepayment Amount, the Targeted Principal Distributable Amount, the Backup Servicing Fee, the Servicing Fee, the Trustee Fees, the Cayman Trustee Fees, the amount on deposit in the Series 2007-TFC Spread Account, the amount on deposit in the Pre-Funding Account, the amount on deposit in the Capitalized Interest Account, the Three-Month Rolling Average Extension Ratio, the Three-Month Rolling Average Delinquency Ratio, the Cumulative Net Loss Rate and the Premium (as defined in the Insurance Agreement) in the Servicer's Certificate are accurate based solely on the recalculation of the Servicer's Certificate and without further investigation;

                           (iv) confirm the calculation of the Trigger Events based solely upon the information contained on the applicable computer diskette; and

                           (v) by the third Business Day following the Backup Servicer's receipt of the Servicer's Certificate and following the Backup Servicer's review of such Servicer's Certificate and the related monthly tape, the Backup Servicer shall provide the Note Insurer with a certificate (i) describing those activities it performed in its review of the monthly tape and the Servicer's Certificate, (ii) listing those parts of the Servicer's Certificate that it confirmed were correct,
         (iii) listing those parts of the Servicer's Certificate that it found to be incorrect, and (iv) describing any discrepancies, inconsistencies, incorrect information or incorrect calculations that were revealed by its review of the Servicer's Certificate and the related monthly tape.

                  (c) On or prior to the Closing Date, the Backup Servicer will cause an affiliate of the Back-up Servicer to data map to their servicing system all servicing/loan file information, including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes. On or before the fifth calendar day of each month, the Servicer will provide to an affiliate of the Backup Servicer an electronic transmission of all servicing/loan information, including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes, and the Backup Servicer will cause such affiliate to review each file to ensure that it is in readable form and verify that the data balances conform to the trial balance reports received from the Servicer. Additionally, the Backup Servicer shall cause such affiliate to store each such file.

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         SECTION 4.14 RETENTION AND TERMINATION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term commencing on the Closing Date and ending on June 30, 2007, which term may be extended by the Note Insurer for successive two-month terms (or, at the discretion of the Note Insurer exercised pursuant to revocable written standing instructions from time to time to the Servicer and the Trustee, for any specified number of terms greater than one), until such time as the Notes have been paid in full, all amounts due to the Residual Certificateholders and the
Note Insurer have been paid and until the termination of the Trust. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Note Insurer to the Trustee and the Servicer. The Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. If an Insurer Default has occurred and is continuing, the term of the Servicer's appointment hereunder shall be deemed to have been extended until such time, if any, as such Insurer Default has been cured unless such appointment is terminated sooner in accordance with the terms of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing, the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer, the Trustee shall not have received any Servicer Extension Notice from the Note Insurer, the Trustee shall, within five days thereafter, give written notice of such non-receipt to the Note Insurer.

         SECTION 4.15 FIDELITY BOND. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.

         SECTION 4.16 OPTIONAL PURCHASE OF CERTAIN RECEIVABLES

                  (a) CPS shall have the right, but not the obligation, to acquire Receivables on the last day of any Collection Period during the term of the Trust at a price equal to at least the fair market value of such Receivables, so long as the fair market value is not less than the related aggregate Purchase Amount plus the costs and expenses of the Servicer, the Trust and the Note Insurer (including any outstanding reimbursements) in connection with such optional purchase. The aggregate Principal Balance of Receivables repurchased under such option shall be limited to 1% of the Original Collateral Balance. To exercise such option, CPS shall (subject to the proviso below) deposit in the Collection Account pursuant to Section 5.6 (or remit to the Servicer, if CPS is not then Servicer) an amount equal to the related aggregate Purchase Amount for such Receivables and thereafter shall succeed to all interests of the Trust in and to such Receivables. Upon notice of receipt of the related aggregate Purchase Amount for such Receivables and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related


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Receivables Files and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by CPS and delivered to the Trustee and necessary to vest in CPS or such designee title to such Receivables including a Trustee's Certificate in the form of EXHIBIT F-2.

                  (b) CPS shall have the right, which right may be assigned by CPS to an Affiliate, but not the obligation, to repurchase on the last day of any Collection Period any Defaulted Texas Receivables the related Obligors of which reside in the State of Texas or the related Financed Vehicles of which are located in the State of Texas at a price equal to at least the fair market value of such Defaulted Texas Receivables, so long as the fair market value is not less than the related aggregate Purchase Amount, plus the costs and expenses of the Servicer, the Trust and the Note Insurer (including any outstanding reimbursements) in connection with such optional purchase. To exercise such option, CPS shall (subject to the proviso below) deposit in the Collection Account pursuant to Section 5.6 (or remit to the Servicer, if CPS is not then Servicer) an amount equal to the related aggregate Purchase Amount for such Defaulted Texas Receivables and thereafter shall succeed to all interests of the Trust in and to such Defaulted Texas Receivables. Upon notice of receipt of the related aggregate Purchase Amount for such Defaulted Texas Receivables and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related Receivables Files and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the CPS and delivered to the Trustee and necessary to vest in CPS or such designee title to such Defaulted Texas Receivables including a Trustee's Certificate in the form of EXHIBIT F-2.

                                    ARTICLE V
                                    ---------

          TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS

         SECTION 5.1 ESTABLISHMENT OF TRUST ACCOUNTS.

                  (a) (i) The Trustee, on behalf of the Securityholders and the
Note Insurer, shall establish and maintain in its own name an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Securityholders and the Note Insurer. On the Closing Date, the Servicer will deposit, on behalf of the Seller, in the Collection Account, an amount equal to $3,178,223.97, such amount representing collections on the Receivables received from and including the day after the Initial Cutoff Date through May 8, 2007, but not previously deposited into the Collection Account.

         (ii) The Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Noteholders and the Note Insurer. The Note Distribution Account shall initially be established with the Trustee.

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

         (iii) The Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Securityholders and the
Note Insurer. The Pre-Funding Account shall initially be established with the Trustee.

         (iv) The Servicer shall cause the Trustee to establish and maintain an Eligible Account (the "Capitalized Interest Account") with the Trustee, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Securityholders and the Note Insurer.

         (v) Funds on deposit in the Collection Account, the Note Distribution Account, the Pre-Funding Account and the Capitalized Interest Account (collectively, the "Trust Accounts") shall be invested by the Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trustee for the benefit of the Securityholders and the Note Insurer. Other than as permitted by the Rating Agencies and the Note Insurer, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. Funds deposited in a Trust Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

                  (b) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trustee in the Collection Account for distribution pursuant to Section 5.7(a) and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Trustee to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment, if requested by the Trustee, the Servicer shall deliver to the Trustee an Opinion of Counsel, acceptable to the Trustee, to such effect.

                  (c) The Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (d) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Trustee by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being


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applied as if there had not been such a declaration; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments described in clause (ii) of the definition thereof.

                  (e) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all Investment Earnings on the Trust Accounts) and all such funds, investments, proceeds and income shall be part of the Trust Property. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Securityholders and the Note Insurer. If at any time any of the Trust Accounts ceases to be an Eligible Account, the Servicer with the consent of the Note Insurer shall within five Business Days establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account. The Servicer shall promptly notify the Rating Agencies and the Owner Trustee of any change in the location of any of the aforementioned accounts. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trustee, the Servicer shall notify the Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Account.

                  (f) Notwithstanding anything to the contrary herein or in any other document relating to a Trust Account, the "securities intermediary's jurisdiction" (within the meaning of Section 8-110 of the UCC) or the "bank's jurisdiction" (with the meaning of 9-304 of the UCC), as applicable, with respect to each Trust Account shall be the State of New York.

                  (g) With respect to the Trust Account Property, the Trustee agrees that:

                           (A) any Trust Account Property that is held in
                  deposit accounts shall be held solely in an Eligible Account; and, each such Eligible Account shall be subject to the exclusive custody and control of the Trustee and the Trustee shall have sole signature authority with respect thereto; and

                           (B) any other Trust Account Property shall be
                  delivered to the Trustee in accordance with the definition of "Delivery".

         SECTION 5.2 CAPITALIZED INTEREST ACCOUNT.

                  (a) On or prior to the Closing Date, the Seller shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

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                  (b) On the Determination Date for each of the May 2007, June
2007 and July 2007 Payment Dates, to the extent that the Servicer's Certificate indicates that the funds on deposit in the Capitalized Interest Account are in excess of the Requisite Reserve Amount for such Payment Date, the Trustee shall withdraw such excess from the Capitalized Interest Account and deposit such amount in the Collection Account for distribution pursuant to Section 5.7(a) on such Payment Date.

         SECTION 5.3 CERTAIN REIMBURSEMENTS TO THE SERVICER. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 5.7(a)(ii) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the
Note Insurer as may be necessary in the opinion of the Note Insurer to verify the accuracy of such certification; provided, however, that the Servicer must provide such certification within three months of its becoming aware of such mistaken deposit, posting or returned check. In the event that the Note Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Controlling Party shall give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to
Section 5.7(a)(ii), or, if prior thereto the Servicer has been reimbursed pursuant to Section 5.7(a)(ii), the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date.

         SECTION 5.4 APPLICATION OF COLLECTIONS. All collections for each Collection Period shall be applied by the Servicer as follows:

         With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

         SECTION 5.5 WITHDRAWALS FROM SERIES 2007-TFC SPREAD ACCOUNT.

         (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Total Distribution Amount with respect to such Determination Date is insufficient to make the payments required to be made on the related Payment Date pursuant to Sections 5.7(a)(i) through (v) and
(vii) through (ix), provided however, that with respect to Section 5.7(a)(vii), the amount which may be withdrawn from the Series 2007-TFC Spread Account shall equal the Noteholders' Parity Deficit Amount, plus, if such Payment Date is the Final Scheduled Payment for any Class of Notes, the unpaid Note Balance of such Class of Notes (such deficiency being a "DEFICIENCY CLAIM AMOUNT"), then on the fourth Business Day immediately preceding the related Payment Date, the Trustee


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shall deliver to the Collateral Agent, the Owner Trustee, the Note Insurer, and
the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "DEFICIENCY NOTICE") specifying the Deficiency Claim Amount for such Payment Date. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Master Spread Account Agreement) to the Trustee for deposit in the Collection Account and distribution pursuant to Sections 5.7(a)(i) through (v) and (vii) through (ix), as applicable.

         (b) Any Deficiency Notice shall be delivered by 3:00 p.m., New York City time, on the fourth Business Day preceding such Payment Date. The amounts distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to
Section 5.7(a).

         SECTION 5.6 ADDITIONAL DEPOSITS. The Servicer or CPS, as the case may be, shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and all amounts to be paid by CPS pursuant to its indemnification obligations under the Basic Documents and the Servicer shall deposit or cause to be deposited therein all amounts to be paid under Sections 4.16 and 11.1. All such deposits made pursuant to Section 4.16 shall be made, in immediately available funds, on the Business Day preceding the Determination Date. All such deposits made pursuant to Section
11.1 shall be made, in immediately available funds, on the Business Day preceding the related Payment Date. On or before the third Business Day preceding each Payment Date, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee by the Collateral Agent pursuant to Section 5.5.

         SECTION 5.7 DISTRIBUTIONS.

                  (a) On each Payment Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) shall make the following distributions in the following order of priority:

                           (i) to the Backup Servicer so long as the Backup Servicer is not acting as the successor Servicer, from the Total Distribution Amount, any amount deposited in the Collection Account pursuant to Section 5.5(a) and any amount deposited in the Collection Amount pursuant to Section 5.12(a) in respect of Backup Servicing Fees, the Backup Servicing Fee and all unpaid Backup Servicing Fees from prior Collection Periods;

                           (ii) to the Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), any amount deposited in the Collection Account pursuant to Section 5.5(a) and any amount deposited in the Collection Account pursuant to Section 5.12(a) in respect of Servicing Fees, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods and all reimbursements to which the Servicer is


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         entitled pursuant to Section 5.3 and an amount, not to exceed $35,000 per annum, for payment to the taxing authority of the State of Texas on behalf of the Issuer for any Texas franchise or similar tax due and owing by the Issuer (or with respect to the Receivables) and not timely paid by CPS in accordance with the Receivables Purchase Agreement;

                           (iii) if the Backup Servicer becomes the successor Servicer, to the Backup Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), any amount deposited in the Collection Account pursuant to Section 5.5(a) and any amount deposited in the Collection Account pursuant to Section 5.12(a), to the extent not previously paid by the predecessor Servicer pursuant to this Agreement, reasonable transition expenses (up to a maximum of $50,000 for all such expenses incurred over the term of this Agreement) incurred by the Backup Servicer in becoming the successor Servicer;

                           (iv) concurrently on a pro rata basis, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above),

                                    (A) to the Trustee and the Owner Trustee pro
                           rata, any amount deposited in the Collection Account pursuant to Section 5.5(a) and any amount deposited in the Collection Account pursuant to Section 5.12(a) in respect of Trustee Fees, the Trustee Fees and reasonable out-of-pocket expenses thereof (including reasonable counsel fees and expenses) and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) from prior Collection Periods;

                                    (B) to the Residual Certificateholders pro
                           rata based on their respective Percentage Interests, the Supplemental Residual Certificate Distribution;

         provided, however, that expenses and other amounts payable to the Trustee, the Owner Trustee and the Residual Certificateholders pursuant to this clause (iv) shall be limited to a total of $50,000 per annum; PROVIDED FURTHER, HOWEVER, (I) that if an Event of Default specified under Section 5.1(a)(i) or (ii) of the Indenture has occurred and is continuing or (II) if the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) otherwise agrees in writing to waive such $50,000 per annum limitation described in the first proviso, in its sole discretion, then such expenses payable pursuant to this priority (iv) shall not be so limited;

                           (v) to the Note Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above), and any amount deposited in the Collection Account pursuant to Sections 5.5(a) and 5.12(a), the Noteholders' Interest Distributable Amount for such Payment Date;

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

                           (vi) to the Residual Certificateholders pro rata based on their respective Percentage Interests, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above), the Residual Certificate Interest Distributable Amount for such Payment Date, subject to the limitation thereon contained in the proviso to the definition thereof;

                           (vii) to the Note Distribution Account from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (vi) above) and any amount deposited in the Collection Account pursuant to Sections 5.5(a) and 5.12(a), the sum of (A) the Noteholders' Principal Distributable Amount and (B) the Noteholders' Parity Deficit Amount, if any;

                           (viii) to the Note Insurer, from the Total
         Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (vii) above) and any amount deposited in the Collection Account pursuant to Section 5.5(a), any amounts owing to the Note Insurer under this Agreement and the Insurance Agreement and not paid;

                           (ix) if any Person other than the Backup Servicer becomes the successor Servicer, to such successor Servicer from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above), any amount deposited in the Collection Account pursuant to Section 5.5(a) and any amount deposited in the Collection Account pursuant to Section 5.12(a), to the extent not previously paid by the predecessor Servicer pursuant to this Agreement, reasonable transition expenses (up to a maximum of $50,000 for all such expenses incurred over the term of this Agreement) incurred by such successor Servicer in becoming the successor Servicer;

                           (x) to the Collateral Agent, from the Total
         Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (ix) above) for deposit into the Series 2007-TFC Spread Account, the remaining Total Distribution Amount until the amount in the Series 2007-TFC Spread Account equals the Specified Spread Account Requisite Amount;

                           (xi) to the Note Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (x) above), the Targeted Principal Distributable Amount, if any, for such Payment Date;

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

                           (xii) (a) to the Backup Servicer and the Owner Trustee, as applicable, from the Total Distribution Amount (as such Total Distribution has been reduced by payments made pursuant to clauses (i) through (xi) above), any amounts owing to the Backup Servicer hereunder and any amounts to the Owner Trustee under the Trust Agreement, to the extent not previously paid, (b) to any successor Servicer (including the Backup Servicer, if the Backup Servicer is then acting in such capacity), if any, from the Total Distribution Amount (as such Total Distribution has been reduced by payments made pursuant to clauses (i) through (xi) above), the Successor Servicing Fees due, if any, and (c) to the Servicer from the Total Distribution Amount (as such Total Distribution has been reduced by payments made pursuant to clauses (i) through (xi) above) for payment to the taxing authority of the State of Texas on behalf of the Issuer for any Texas franchise or similar tax due and owing by the Issuer (or with respect to the Receivables), the amount, if any, to be paid to such taxing authority after giving effect to the distribution pursuant to clause (ii) above and not timely paid by CPS in accordance with the Receivables Purchase Agreement;

                           (xiii) to the Residual Certificateholders pro rata based on their respective Percentage Interests, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (xii) above), the Residual Certificate Interest Distributable Amount remaining to be paid after giving effect to the distribution pursuant to clause (vi) above;

                           (xiv) to the Residual Certificateholders pro rata based on their respective Percentage Interests, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (xiii) above), the Residual Certificate Principal Distributable Amount, if any, for such Payment Date; and

                           (xv) to the Residual Certificateholders pro rata based on their respective Percentage Interests, any remaining Total Distribution Amount;

         provided, however, that, (A) following an acceleration of the Notes or,
(B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Sections 5.1(a)(i), 5.1(a)(ii) or 5.1(a)(v) of the Indenture shall have occurred and be continuing, the Total Distribution Amount shall be paid pursuant to Section 5.6(a) of the Indenture.

                  (b) On the Payment Date on or immediately following the date upon which the Funding Period terminates, the Trustee shall, after making all other distributions on such Payment Date, withdraw (i) an amount equal to the Note Prepayment Amount from the Collection Account and distribute such amount to the Class A Noteholders pro rata on the basis of each class's share of the then-current aggregate outstanding principal amount of the Class A Notes (prior to any distributions of principal on the Class A Notes on such Payment Date),


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and (ii) an amount equal to the Residual Certificate Prepayment Amount from the
Collection Account and distribute such amount to the Residual Certificateholders pro rata based on their respective Percentage Interests.

                  (c) In the event that the Collection Account is maintained with an institution other than the Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to
Section 5.7(a) on the related Payment Date.

         SECTION 5.8 NOTE DISTRIBUTION ACCOUNT.

                  (a) On each Payment Date, the Trustee shall distribute all amounts on deposit in the Note Distribution Account to the Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

                           (i) to the Holders of the Notes, the Noteholders' Interest Distributable Amount; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount then due on each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Notes;

                           (ii) concurrently, to the Holders of each Class of Notes on the Mandatory Redemption Date, pro rata, on the basis of each Class' share of the Aggregate Note Balance, the Note Prepayment Amount;

                           (iii) to the Holders of the Class A-1 Notes, the sum of (x) the Noteholders' Principal Distributable Amount and (y) the Noteholders' Parity Deficit Amount, if any, until the Class A-1 Note Balance is reduced to zero;

                           (iv) to the Holders of the Class A-1 Notes, the Targeted Principal Distributable Amount, if any, for such Payment Date until the Class A-1 Note Balance is reduced to zero;

                           (v) to the Holders of the Class A-2 Notes, the sum of
         (x) the Noteholders' Principal Distributable Amount (as reduced by any distributions made on such Payment Date pursuant to clause (iii) above) and (y) the Noteholders' Parity Deficit Amount, if any, remaining after distributions made on such Payment Date pursuant to clauses (iii) and
         (iv) above, until the Class A-2 Note Balance is reduced to zero; and then

                           (vi) to the Holders of the Class A-2 Notes, the Targeted Principal Distributable Amount, if any, for such Payment Date until the Class A-2 Note Balance is reduced to zero.

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

                  (b) On each Payment Date, the Trustee shall provide or make available electronically (or, upon written request, by first class mail or facsimile) to each Noteholder the statement or statements provided to the Trustee by the Servicer pursuant to Section 5.11 hereof on such Payment Date; PROVIDED, HOWEVER, the Trustee shall have no obligation to provide such information described in this Section 5.8(b) until it has received the requisite information from the Servicer.

                  (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section 5.8. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If, after consultations with experienced counsel, the Trustee determines that there is a reasonable likelihood that withholding tax is payable with respect to a distribution (such as a distribution to a Non-United States Investor), the Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

                  (d) Distributions required to be made to Noteholders on any Payment Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if (i) such Holder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder's Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.12 of the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the related Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

         Each Noteholder, by its acceptance of its Note, will be deemed to have consented to the provisions of Sections 5.7 and 5.8 relating to the priority of payments, and will be further deemed to have acknowledged that no property rights in any amount or the proceeds of any such amount shall vest in such Noteholder until such amounts have been distributed to such Noteholder pursuant to such provisions; PROVIDED, that the foregoing shall not restrict the right of any Noteholder, upon compliance with the provisions hereof from seeking to


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compel the performance of the provisions hereof by the parties hereto. Each
Noteholder, by its acceptance of its Note, will be deemed to have further agreed that withdrawals of funds by the Collateral Agent from the Series 2007-TFC Spread Account for application hereunder, shall be made in accordance with the provisions of the Master Spread Account Agreement.

         SECTION 5.9 CERTAIN RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS.On each Payment Date, the Trustee shall provide or make available electronically (or, upon written request, send by first class mail or facsimile) to each Residual Certificateholder the statement or statements provided to the Trustee by the Servicer pursuant to Section 5.11 hereof on such Payment Date; PROVIDED, HOWEVER, the Trustee shall have no obligation to provide such information described in this Section 5.9(a) until it has received the requisite information from the Servicer.

                  (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Residual Certificateholder, such tax shall reduce the amount otherwise distributable to such Residual Certificateholder in accordance with Section 5.7(a). The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Residual Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Residual Certificateholder shall be treated as cash distributed to such Residual Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If, after consultations with experienced counsel, the Trustee determines that there is a reasonable likelihood that withholding tax is payable with respect to a distribution (such as a distribution to a Non-United States Investor), the Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Residual Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Residual Certificateholder in making such claim so long as such Residual Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

                  (c) Distributions required to be made to Residual Certificateholders on any Payment Date shall be made to each Residual Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Residual Certificateholder at a bank or other entity having appropriate facilities therefor, if (i) such Residual Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Residual Certificateholder's Residual Pass-through Certificates in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Residual Certificateholder is the Seller, or an


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Affiliate thereof, or, if not, by check mailed to such Residual
Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Residual Pass-through Certificate will be payable only upon presentation and surrender of such Residual Pass-through Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.8 of the Trust Agreement.

         Each Residual Certificateholder, by its acceptance of its Residual Pass-through Certificate, will be deemed to have consented to the provisions of Sections 5.7, 5.8 and 5.9 relating to the priority of payments, and will be further deemed to have acknowledged that no property rights in any amount or the proceeds of any such amount shall vest in such Residual Certificateholder until such amounts have been distributed to such Residual Certificateholder pursuant to such provisions; PROVIDED, that the foregoing shall not restrict the right of any Residual Certificateholder, upon compliance with the provisions hereof from seeking to compel the performance of the provisions hereof by the parties hereto. Each Residual Certificateholder, by its acceptance of its Residual Pass-through Certificate, will be deemed to have further agreed that withdrawals of funds by the Collateral Agent from the Series 2007-TFC Spread Account for application hereunder, shall be made in accordance with the provisions of the Master Spread Account Agreement.

         Each Residual Certificateholder, by its acceptance of a Residual Pass-through Certificate, further specifically acknowledges that it has no right to or interest in any moneys at any time held pursuant to the Master Spread Account Agreement prior to the release of such moneys as aforesaid, such moneys being held in trust for the benefit of the Securityholders and the Note Insurer as their interests may appear prior to such release. Notwithstanding the foregoing, in the event that it is ever determined that any property held in the Series 2007-TFC Spread Account constitutes a pledge of collateral, then the provisions of the Master Spread Account Agreement shall be considered to constitute a security agreement and the Residual Certificateholders hereby grant to the Collateral Agent a first priority perfected security interest in such amounts, to be applied as set forth in Section 3.03(b) of the Master Spread Account Agreement. In addition, each Residual Certificateholder, by its acceptance of a Residual Pass-through Certificate, hereby grants a first priority perfected security interest in its interest in the Series 2007-TFC Spread Account, if any, and any property held therein from time to time to the Collateral Agent for the benefit of the Note Insurer pursuant to the Master Spread Account Agreement, and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as the Note Insurer shall consider reasonably necessary in order to perfect the Collateral Agent's Security Interest in the Collateral (as such terms are defined in the Master Spread Account Agreement).

         SECTION 5.10 PRE-FUNDING ACCOUNT.

                  (a) On the Closing Date, the Trustee will deposit, on behalf of the Seller, the Pre-Funded Amount into the Pre-Funding Account from the proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account (i) an amount equal to the excess of (a) the Principal Balance of the Subsequent


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Receivables transferred to the Issuer on such Subsequent Transfer Date over (b)
the Subsequent Spread Account Deposit for such Subsequent Transfer Date, and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer; and
(ii) an amount equal to the Subsequent Spread Account Deposit on such Subsequent Transfer Date and deposit such amount into the Series 2007-TFC Spread Account upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

                  (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends, after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and deposit an amount equal to the Note Prepayment Amount into the Note Distribution Account and an amount equal to the Residual Certificate Prepayment Amount into the Collection Account.

                  (c) All Pre-Funding Earnings will be deposited in the Collection Account on each Payment Date and deemed to be part of the Total Distribution Amount.

         SECTION 5.11 STATEMENTS TO SECURITYHOLDERS.

                  (a) On or prior to each Payment Date, the Servicer shall provide to the Trustee and the Owner Trustee (with a copy to the Note Insurer and the Rating Agencies) for the Trustee and the Owner Trustee to forward to each Securityholder of record (in the case of the Trustee, pursuant to Sections 5.8(b) and 5.9(a) hereof) the statement or statements provided by the Servicer in substantially the form attached hereto as Exhibit E setting forth at least the following information as to the Notes and the Residual Pass-through Certificates to the extent applicable:

                           (i) the amount of such distribution allocable to principal of each Class of Notes and the Residual Certificate Principal Distributable Amount;

                           (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes and Residual Certificate Interest Distributable Amount;

                           (iii) the Pool Balance, the CPS Pool Balance and the TFC/SeaWest Pool Balance as of the close of business on the last day of the related Collection Period;

                           (iv) the Note Balance for each Class of Notes after giving effect to payments allocated to principal reported under clause
         (i) above and the Residual Certificate Notional Balance after giving effect to the Residual Certificate Principal Distributable Amount reported under clause (i) above;

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                           (v) the amount of the Servicing Fee paid to the
         Servicer with respect to the related Collection Period, and the amount of any unpaid Servicing Fees and the change in such amount from the prior Payment Date;

                           (vi) the amount of the Backup Servicing Fee, the Trustee Fees and the Cayman Trustee Fees paid to the Backup Servicer, the Trustee, the Owner Trustee and the Cayman Trust, as applicable, and the Supplemental Residual Certificate Distribution, if any, in each case with respect to the related Collection Period, and the amount of any unpaid Backup Servicing Fees, Trustee Fees and Cayman Trustee Fees and the amount of any unpaid Supplemental Residual Certificate Distributions and the change in all such amounts from the prior Payment Date;

                           (vii) the Noteholders' Interest Carryover Shortfall for each Class of Notes and the Residual Certificate Interest Carryover Shortfall for such Payment Date;

                           (viii) the amount, if any, paid to the Noteholders under the Note Policy or from the Series 2007-TFC Spread Account for such Payment Date;

                           (ix) the amount distributable to the Note Insurer on such Payment Date;

                           (x) the aggregate amount in the Series 2007-TFC Spread Account and the change in such amount from the previous Payment Date and the Specified Spread Account Requisite Amount for such Payment Date;

                           (xi) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments for (a) 31 to 60 days, (b) 61 to 90 days, and (c) 91 days or more;

                           (xii) the aggregate amount in the Capitalized Interest Account and the change in such amount from the previous Payment Date and the Requisite Reserve Amount for such Payment Date;

                           (xiii) the number and the aggregate Purchase Amounts for Receivables purchased by CPS or purchased by the Servicer during the related Collection Period and summary information as to losses and delinquencies with respect to such Receivables;

                           (xiv) the Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the related Collection Period;

                           (xv) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period;

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                           (xvi) for any Payment Date during the Funding Period,
         the Pre-Funded Amount and the change in such amount from the previous Payment Date;

                           (xvii) for the Mandatory Redemption Date, the amount of any remaining Pre-Funded Amount that was not used to fund the purchase of Subsequent Receivables;

                           (xviii) the amount, if any, paid by the Note Insurer to the Trustee for deposit into the Collection Account pursuant to
         Section 5.12;

                           (xix) the amount of any Texas Franchise Tax due and owing by CPS under the Receivables Purchase Agreement to the taxing authority of the State of Texas on or prior to the related Payment Date or paid by CPS since the prior Payment Date; and

                           (xx) the Three-Month Rolling Average Extension Ratio, the Cumulative Net Loss Rate, the Delinquency Ratio and the Three-Month Rolling Average Delinquency Ratio.

                  (b) Within 60 days after the end of each calendar year, the Servicer shall deliver to the Trustee a statement setting forth the amounts paid during such preceding calendar year in respect of paragraphs (i), (ii), (v) and
(vi) above. The Trustee shall mail a copy of such statement to each person who at any time during such preceding calendar year shall have been a Securityholder of record and received any payment in respect of the Securities.

                  (c) The Trustee may make available to the Securityholders, via the Trustee's Internet Website, all statements described herein and, with the consent or at the direction of the Seller, such other information regarding the Notes and/or the Receivables as the Trustee may have in its possession, but only with the use of a password provided by the Trustee. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                  The Trustee's Internet Website shall be initially located at "www.CTSLink.com" or at such other address as shall be specified by the Trustee from time to time in writing to the Class A Noteholders, the Insurer and the parties to the Indenture and the Sale and Servicing Agreement from time to time. In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

         SECTION 5.12 OPTIONAL DEPOSITS BY THE NOTE INSURER; NOTICE OF WAIVERS.

                  (a) The Note Insurer shall at any time, and from time to time, with respect to a Payment Date, have the option (but shall not be required, except as provided in Section 6.1(a)) to deliver amounts to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to


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provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date, or (ii) to include such amount as part of the Total Distribution Amount for such Payment Date, in each case only to the extent that without such amount a draw would be required to be made on the Note Policy.

                  (b) If the Note Insurer waives the satisfaction of any of the events that might trigger an Insurance Agreement Event of Default and so notifies the Trustee in writing pursuant to Section 5.2(d) of the Insurance Agreement, the Trustee shall notify Moody's and S&P of such waiver.

                                   ARTICLE VI
                                   ----------

                                 THE NOTE POLICY

         SECTION 6.1 CLAIMS UNDER NOTE POLICY.

                  (a) In the event that the Trustee has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section 5.5 hereof, the Trustee shall on the related Draw Date determine whether the application of funds in accordance with Section 5.7, together with any amounts deposited by the
Note Insurer pursuant to Section 5.12 and the application of any Deficiency Claim Amount pursuant to Section 5.5 would result in a shortfall in amounts distributable pursuant to Sections 5.7(a)(v) and 5.7(a)(vii) on any Payment Date; provided, however, in calculating such shortfall, the amount distributable pursuant to Section 5.7(a)(vii) shall equal the Noteholders' Parity Deficit Amount, or, if such Payment Date is the Final Scheduled Payment for any Class of Notes, the greater of (i) the Noteholders' Parity Deficit Amount and (ii) the unpaid Note Balance of such Class of Notes (any such shortfall, a "Note Policy Claim Amount"). If the Note Policy Claim Amount for such Payment Date is greater than zero, the Trustee shall furnish to the Note Insurer no later than 10:00 a.m. New York City time on the related Draw Date a completed Payment Notice (as defined in clause (b) below) in the amount of the Note Policy Claim Amount. Amounts paid by the Note Insurer pursuant to a claim submitted under this
Section 6.1 shall be deposited by the Trustee into the Note Distribution Account for payment to Noteholders on the related Payment Date.

                  (b) Any notice delivered by the Trustee to the Note Insurer pursuant to Section 6.1(a) shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a "Payment Notice" (as defined in the Note Policy). In accordance with the provisions of the Note Policy, the Note Insurer is required to pay to the Trustee the Note Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the first Business Day (as defined in the Note Policy) following receipt on a Business Day of the Payment Notice, and (ii) the applicable Payment Date. Any payment made under the Note Policy by the Note Insurer shall be applied solely to the payment of the Notes, and for no other purpose.

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

                  (c) The Trustee shall (i) receive as attorney-in-fact of each Noteholder any Note Policy Claim Amount from the Note Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Trustee from claims made under the Note Policy shall not be considered payment by the Trust or from the Series 2007-TFC Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Note Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, the Trustee and the Noteholders shall assign to the Note Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Note Insurer, and the Note Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar shall note the Note Insurer's rights as subrogee upon the register of Noteholders upon receipt from the Note Insurer of proof of payment by the Note Insurer of any Noteholders' Interest Distributable Amount, Noteholders' Parity Deficit Amount or Noteholders' Principal Distributable Amount. The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments (as defined in the Note Policy).

                  (d) The Trustee shall keep a complete and accurate record of all funds deposited by the Note Insurer into the Note Distribution Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Note Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

                  (e) The Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the Note Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Documents, the Noteholders are not entitled to make any claims under the Note Policy or institute proceedings directly against the Note Insurer.

         SECTION 6.2 PREFERENCE CLAIMS.

                  (a) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Scheduled Payment (as defined in the Note Policy) paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Note Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Note Insurer of such avoided payment, and shall, at the time it provides notice to the Note Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Trustee shall furnish to the Note Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trustee and subsequently recovered from Noteholders, and the dates on which such


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payments were made. Pursuant to the terms of the Note Policy, the Note Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order (as defined in the Note Policy) and not to the Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the
Note Insurer will make such payment to the Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Note Insurer).

                  (b) The Trustee shall promptly notify the Note Insurer of any proceeding or the institution of any action (of which the Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Trustee hereby agrees that so long as an Insurer Default shall not have occurred and be continuing, the Note Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Note Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Note Insurer shall be subrogated to, and each Noteholder and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

         SECTION 6.3 SURRENDER OF NOTE POLICY. The Trustee shall surrender the Note Policy to the Note Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

                                   ARTICLE VII
                                   -----------

                                   [RESERVED]

                                  ARTICLE VIII
                                  ------------

                                   THE SELLER

         SECTION 8.1 REPRESENTATIONS OF THE SELLER. The Seller makes the following representations for the benefit of the Securityholders and on which the Note Insurer shall be deemed to have relied in executing and delivering the Note Policy, on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee is deemed to have relied in executing and performing pursuant to this Agreement, the Indenture and the other Basic Documents to which it is a party. The representations speak as of the execution and delivery of this Agreement, as of the Closing Date, and as of each Subsequent Transfer Date, and shall survive each sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture and the issuance of the Notes and the Residual Pass-through Certificates.

                  (a) ORGANIZATION AND GOOD STANDING. The Seller has been duly incorporated and is validly existing as a corporation solely under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

                  (b) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business or the consummation of the transactions contemplated by the Basic Documents shall require such qualifications.

                  (c) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

                  (d) VALID SALE, BINDING OBLIGATIONS. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate


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any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Securities or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) relating to the Seller and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

                  (g) NO CONSENTS. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

                  (h) FINANCIAL CONDITION. The Seller has a positive net worth and is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Basic Documents to give any preference to any creditor or class of creditors, and such transaction will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

                  (i) FRAUDULENT CONVEYANCE. The Seller is not selling the Receivables to the Trust with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Receivables to the Trust.

                  (j) TAX RETURNS. The Seller has filed on a timely basis all tax returns which are required to be filed by it and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided by the books of the Seller).

                  (k) CERTIFICATES, STATEMENTS AND REPORTS. The officer's certificates, statements, reports and other documents prepared by Seller and furnished by Seller to the Note Insurer or the Trustee pursuant to this Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material


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fact necessary to make the statements contained herein or therein not misleading.

                  (l) LEGAL COUNSEL, ETC. Seller consulted with its own legal counsel and independent accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Seller is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting and regulatory matters.

                  (m) CHIEF EXECUTIVE OFFICE. The chief executive office of the Seller is at 16355 Laguna Canyon, Irvine, CA 92618 and its organizational number is 3544934.

                  (n) SEPARATENESS COVENANTS. The Seller is in compliance in all material respects with Article V of its Certificate of Incorporation relating to the separateness of the Seller from any other Person.

         SECTION 8.2 SALE TREATMENT. The Seller agrees to treat the conveyances hereunder as secured financings for tax and accounting purposes and as a sale for all other purposes (including without limitation legal and bankruptcy purposes), on all relevant books, records, tax returns, financial statements and other applicable documents.

         SECTION 8.3 [RESERVED].

         SECTION 8.4 LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Note Insurer, the Securityholders, the Backup Servicer and the Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trustee, the Backup Servicer and the Note Insurer and except any taxes to which the Owner Trustee, or the Trustee may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer and the Securityholders, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Notes and the Residual Pass-through Certificates) and costs and expenses in defending against the same.

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                  (b) The Seller shall indemnify, defend and hold harmless the
Issuer, the Owner Trustee, the Trustee, the Note Insurer and the Securityholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or State securities laws in connection with the offering and sale of the Notes or the Residual Pass-through Certificates.

                  (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Trustee, and the Backup Servicer and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         SECTION 8.5 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Note Insurer prior to entering into any such transaction,
(ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing,
(iii) the Seller shall have delivered to the Owner Trustee, the Trustee and the
Note Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trustee and the Note Insurer an Opinion of Counsel stating that, in the opinion


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of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee, respectively, in the Receivables and the Other Conveyed Property and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 8.6 LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 8.7 SELLER MAY OWN RESIDUAL PASS-THROUGH CERTIFICATES OR NOTES. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Securities so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority or distinction as among all of the Securities; provided, however, that any Notes owned by the Seller or any Affiliate thereof (other than the Cayman Trust), during the time such Securities are so owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and such Securities shall not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee and the Note Insurer promptly after it or any of its Affiliates become the owner of a Security.

                                   ARTICLE IX
                                   ----------

                                  THE SERVICER

         SECTION 9.1 REPRESENTATIONS OF SERVICER. The Servicer makes the following representations for the benefit of the Securityholders and on which the Note Insurer shall be deemed to have relied in executing and delivering the Note Policy, on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee is deemed to have relied in executing and performing pursuant to this Agreement, the Indenture and the other Basic Documents to which it is a party. The representations speak as of the execution


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and delivery of this Agreement, as of the Closing Date, and as of each
Subsequent Transfer Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) ORGANIZATION AND GOOD STANDING. The Servicer has been duly incorporated and is validly existing as a corporation solely under the laws of the State of California, in good standing thereunder, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables.

                  (b) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) or the consummation of the transactions contemplated by the Basic Documents requires or shall require such qualification.

                  (c) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

                  (d) BINDING OBLIGATION. This Agreement and the Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which to the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

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                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) except for the Pending Litigation, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Securities or any of the Basic Documents or (D) relating to the Servicer and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

                  (g) NO CONSENTS. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

                  (h) TAXES. The Servicer has filed on a timely basis all tax returns which are required to be filed by it and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Servicer).

                  (i) CHIEF EXECUTIVE OFFICE. The Servicer hereby represents and warrants to the Trustee that the Servicer's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement has been, located at: 16355 Laguna Canyon, Irvine, CA 92618.

         SECTION 9.2 LIABILITY OF SERVICER; INDEMNITIES.

                  (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

                           (i) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Note Insurer, and the Securityholders from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership, repossession or operation by the Servicer or any Affiliate or agent or sub-contractor thereof of any Financed Vehicle;

                           (ii) The Servicer (unless the Backup Servicer is the Servicer) shall indemnify, defend and hold harmless the Trust, the Trustee, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Note Insurer, and the Securityholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including,


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         without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including federal or other income taxes, including franchise taxes (other than Texas Franchise Tax, if CPS is the Servicer) asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Securities and, in the case of the Issuer and the Securityholders, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Notes and Residual Pass-through Certificates) and costs and expenses in defending against the same;

                           (iii) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Note Insurer, each Placement Agent, their respective officers, directors, agents and employees and the Securityholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Backup Servicer, the Note Insurer, each Placement Agent or the Securityholders or such officers, directors, agents or employees through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, by reason of reckless disregard of its obligations and duties under this Agreement or as a result of a breach of any representation or warranty made by the Servicer in this Agreement (without regard to any exception relating to the Pending Litigation).

                           (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, the Owner Trustee, the Backup Servicer and the Collateral Agent from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained or in the Trust Agreement, if any, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee, the Owner Trustee, the Backup Servicer or the Collateral Agent, as applicable or (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee, the Owner Trustee, the Backup Servicer or the Collateral Agent.

                           (v) CPS shall indemnify, defend and hold harmless the Trust, the Trustee, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Note Insurer and the Securityholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from CPS's involvement in, or the effect on any Receivable as a result of, the Pending Litigation.

                  (b) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless any Noteholders for any losses, claims, damages or liabilities incurred by any Securityholders arising out of claims, complaints, actions and allegations relating to Section 406 of ERISA or Section 4975 of the Code as a result of the purchase or holding of a Security by such Noteholder with the assets of a plan subject to such provisions of ERISA or the Code or the servicing, management and operation of the Trust.

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                  (c) For purposes of this Section 9.2, in the event of the
termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.3) as Servicer pursuant to Section 10.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 10.2. The provisions of this Section 9.2(c) shall in no way affect the survival pursuant to Section 9.2(d) of the indemnification by the Servicer provided by Section 9.2(a).

                  (d) Indemnification under this Section 9.2 shall survive the termination of this Agreement and any resignation or removal of CPS as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

         SECTION 9.3 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER OR BACKUP Servicer.

                  (a) CPS shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to CPS's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of CPS contained in this Agreement. Any corporation (i) into which CPS may be merged or consolidated, (ii) resulting from any merger or consolidation in which CPS shall be a constituent corporation, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of CPS, or (iv) succeeding to the business of CPS, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of CPS under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to CPS under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release CPS from any obligation. CPS shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trustee, the Securityholders, the Note Insurer and each Rating Agency. Notwithstanding the foregoing, CPS shall not merge or consolidate with any other Person or permit any other Person


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to become a successor to CPS's business, unless (x) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Sections 9.1 or 4.6 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) CPS shall have delivered to the Owner Trustee, the Trustee, the Rating Agencies and the Note Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) CPS shall have delivered to the Owner Trustee, the Trustee, the Rating Agencies and the Note Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Owner Trustee and the Trustee, respectively, in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                  (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation in which the Backup Servicer shall be a constituent corporation, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

         SECTION 9.4 LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS. Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Trust or the Securityholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties. CPS, the Backup Servicer and any director, officer, employee or agent of CPS or the Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. In addition, the Backup Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 9.5 DELEGATION OF DUTIES. The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing automotive receivables with the prior written consent of the


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Controlling Party as determined pursuant to Section 13.15; provided, however, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

         SECTION 9.6 SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of Section 9.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) or, if the Notes are no longer outstanding, the Majority Certificateholders, do not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person or, (ii) in the case of the Backup Servicer, upon the prior written consent of the Note Insurer. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee, the Owner Trustee and the Note Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Note Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Note Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 9.6, the Backup Servicer may petition a court for its removal.

                                    ARTICLE X
                                    ---------

                                     DEFAULT

         SECTION 10.1 SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "SERVICER TERMINATION EVENT":

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                  (a) Any failure by the Servicer to deliver to the Trustee for distribution to the Securityholders and the Note Insurer or for deposit into the Collection Account or the Series 2007-TFC Spread Account any payment required under the terms of this Agreement, which failure continues unremedied for a period of two Business Days (one Business Day with respect to the payment of Purchase Amounts) after the earlier of knowledge thereof by the Servicer or after written notice is received by the Servicer from the Trustee or the Note Insurer (unless an Insurer Default shall have occurred and be continuing, in which case from a Note Majority) or, after the Notes have been paid in full and all amounts due to the Note Insurer have been paid in full, from Majority Certificateholders, or after discovery of such failure by a Responsible Officer of the Servicer; or

                  (b) Failure by the Servicer to deliver to the Trustee and the
Note Insurer (so long as an Insurer Default shall not have occurred and be continuing), the Servicer's Certificate within three days after the date on which such Servicer's Certificate is required to be delivered under Section 4.9, or failure on the part of the Servicer to observe or perform its covenants and agreements set forth in Section 9.3(a); or

                  (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or, if the Servicer is CPS, failure of CPS to duly perform any other covenants or agreements of CPS set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), the Note Insurer (unless an Insurer Default shall have occurred and be continuing) or the Residual Certificateholders (after the Notes have been paid in full and all other amounts owed to the Note Insurer have been paid in full and the Note Policy has expired in accordance with its terms), and (ii) continues unremedied for a period of 30 days after the earlier of knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Trustee or the
Note Insurer or (2) or, if an Insurer Default shall have occurred and be continuing, to the Servicer, the Trustee and the Note Insurer by each of the Holders of Notes evidencing not less than 25% of the aggregate outstanding Note Balance of each Class of Notes or, after the Notes have been paid in full and all amounts due to the Note Insurer have been paid in full, by the Majority Certificateholders; or

                  (d) The occurrence of an Insolvency Event with respect to the Servicer or, if CPS is then the Servicer, the Seller; or

                  (e) Failure on the part of the Servicer to observe its covenants and agreements relating to (a) merger or consolidation or (b) preservation of its ownership (or security interest) in repossessed Financed Vehicles delivered for sale to Dealers; or

                  (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in this Agreement relating to the characteristics of the Receivables), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust, the Note Insurer or the Securityholders and, within 30 days after the earlier of knowledge thereof by


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the Servicer or after written notice thereof shall have been given (1) to the
Servicer by the Collateral Agent, the Trustee or the Note Insurer or (2) if an Insurer Default shall have occurred and be continuing, to the Servicer and to the Trustee and the Note Insurer by each of the Holders of Notes evidencing not less than 25% of the aggregate outstanding Note Balance of each Class of Notes or, after the Notes have been paid in full and all amounts due to the Note Insurer have been paid in full, by the Majority Certificateholders, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

                  (g) So long as an Insurer Default shall not have occurred and be continuing, the Note Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 4.14; or

                  (h) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred; or

                  (i) Any other Event of Default shall have occurred; or

                  (j) A claim is made under the Note Policy.

         SECTION 10.2 CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Note Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trustee (to the extent it has knowledge thereof) or the Holders of Notes evidencing not less than 25% of the aggregate outstanding Note Balance for each Class of Notes or, after the Notes have been paid in full and all amounts due to the Note Insurer have been paid in full, the Majority Certificateholders), by notice given in writing to the Servicer (and to the Trustee if given by the Note Insurer or the Noteholders) or by non-extension of the term of the Servicer as referred to in Section 4.14 may terminate all of the rights and obligations of the Servicer under this Agreement. The Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Residual Pass-through Certificates, the Receivables or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party under Section 10.3); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date


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that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files that shall at the time be held by the terminated Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. All reasonable costs and expenses (including reasonable attorneys' fees and boarding fees) incurred in connection with transferring any Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this
Section 10.2 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to Section 5.7(a) hereof. Upon receipt of notice of the occurrence of Servicer Termination Event, the Trustee shall give notice thereof to the Rating Agencies. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer's expense. The terminated Servicer shall grant the Trustee, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

         SECTION 10.3 APPOINTMENT OF SUCCESSOR.

                  (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.2, upon non-extension of the servicing term as referred to in Section 4.14, or upon the resignation of the Servicer pursuant to Section 9.6, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of expiration and non-renewal of the term of the Servicer upon the expiration of such term, and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become


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unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination of the Servicer, Wells Fargo Bank, National Association, as Backup Servicer, shall assume the obligations of Servicer hereunder on the date specified in such written notice (the "Assumption Date") pursuant to the Servicing Assumption Agreement or, in the event that the Note Insurer shall have determined that a Person other than the Backup Servicer shall be the successor Servicer in accordance with Section 10.2, on the date of the execution of a written assumption agreement by such Person to serve as successor Servicer. Notwithstanding the Backup Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of CPS as Servicer under this Agreement arising on and after the Assumption Date, the Backup Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, for any duties, responsibilities, obligations or liabilities of CPS or any predecessor Servicer (i) arising under Sections 4.7 and 9.2 of this Agreement, regardless of when the liability, duty, responsibility or obligation of CPS or any predecessor Servicer therefor arose, (ii) required to be performed by CPS or any predecessor Servicer prior to the Assumption Date or any claim of any third party based on any alleged action or inaction of CPS or any predecessor Servicer, or (iii) with respect to the payment of any taxes required to be paid by CPS or any predecessor Servicer. The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer, are expressly limited to those instances of gross negligence or willful misconduct of the Backup Servicer in its role as successor Servicer that occur after the Assumption Date. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trustee or a Note Majority or, if the Note Balance has been reduced to zero and all amounts due and owing to the Note Insurer have been paid in full and the Policy has expired in accordance with its terms, the Majority Certificateholders may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2, the resignation of the Servicer pursuant to Section 9.6 or the non-extension of the servicing term of the Servicer, as referred to in Section
4.14. If upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.6, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

                  (b) Any successor Servicer shall be entitled to receive the compensation set forth in Section 5.7(a)(ii), (iii), (ix) and (xii).

         SECTION 10.4 NOTIFICATION TO SECURITYHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer, the Trustee shall give prompt written notice thereof to each Securityholder, the Owner Trustee and to the Rating Agencies.

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         SECTION 10.5 WAIVER OF PAST DEFAULTS. The Controlling Party may waive any default by the Servicer in the performance of its obligations under this Agreement and the consequences thereof (except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the terms of this Agreement). Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement). No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         SECTION 10.6 ACTION UPON CERTAIN FAILURES OF THE SERVICER. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 10.1 which would give rise to a right of termination under such Section upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer and the Note Insurer. For all purposes of this Agreement (including, without limitation, Section 6.2(b) and this Section 10.6), the Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Sections 10.1(c) through (i) unless notified thereof in writing by the Servicer, the Note Insurer or by a Securityholder. The Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in Section 10.1.

                                   ARTICLE XI
                                   ----------

                                   TERMINATION

         SECTION 11.1 OPTIONAL PURCHASE OF ALL RECEIVABLES.

                  (a) On any Payment Date on or after the last day of any Collection Period as of which the Collateral Balance shall be less than or equal to 10% of the Original Collateral Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Note Insurer if such purchase would result in a claim on the Note Policy or would result in any amount owing under the Insurance Agreement remaining unpaid). To exercise such option, the Servicer shall (subject to the proviso below) deposit in the Collection Account pursuant to Section 5.6 an amount equal to the fair market value of the Receivables (including Liquidated Receivables) as of such date, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Note Insurer and the Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the amount to be paid for such


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purchase shall be sufficient to pay the (i) the aggregate outstanding Note
Balance, (ii) the outstanding Residual Certificate Notional Balance, (iii) accrued and unpaid interest on the Class A Notes, (iv) any accrued and unpaid Residual Certificate Interest Distributable Amount, (v) any unpaid Supplemental Residual Certificate Distribution, and (vi) the unpaid expenses of the Trust and the Note Insurer (and any expense reimbursements due to any Person under the Insurance Agreement), including without limitation expenses incurred by the Trust and the Note Insurer in connection with the exercise of such repurchase option. Upon receipt of an amount equal to the fair market value of the Receivables and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related Receivables Files and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary to vest in CPS or such designee title to the Receivables including a Trustee's Certificate in the form of Exhibit F-2. To the extent such option to purchase the Owner Trust Estate is rescinded pursuant to Section 10.1 of the Indenture, the Securityholders shall on the related Payment Date receive the payments of interest and principal that would be due to the Securityholders on such Payment Date as if such option to purchase the Owner Trust Estate had never been exercised.

                  (b) Notice of any termination of the Trust shall be given by the Servicer, which notice shall include, among other things, the items specified in Section 9.1(c) of the Trust Agreement, to the Owner Trustee, the Trustee, the Note Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

                  (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Residual Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trustee under this Agreement.

                                   ARTICLE XII
                                   -----------

                      ADMINISTRATIVE DUTIES OF THE SERVICER

         SECTION 12.1 ADMINISTRATIVE DUTIES.

                  (a) DUTIES WITH RESPECT TO THE INDENTURE. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of


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the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.17, 5.1(b), 7.3, 8.3, 9.2, 9.3,
11.1 and 11.15 of the Indenture.

                  (b) DUTIES WITH RESPECT TO THE ISSUER.

                           (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under State and Federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.10 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall perform its administrative duties with respect to the Issuer in accordance with the requirements enumerated in
         Section 6.7 of the Trust Agreement. The Servicer shall monitor the activities of the Issuer to assure compliance by the Issuer with the requirements of Section 6.7 of the Trust Agreement. The Servicer shall promptly take such action as may be required to correct any noncompliance by the Issuer with the requirements of Section 6.7 of the Trust Agreement.

                           (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Noteholder as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trustee pursuant to such provision.

                           (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Seller set forth in
         Section 5.1 of the Trust Agreement with respect to, among other things, accounting and reports to Residual Certificateholders; provided, however, that, once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any such reports or accounting actually provided to the Owner Trustee and necessary to enable each Residual Certificateholder to prepare its Federal and State income tax returns.

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

                           (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                           (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

                  (c) TAX MATTERS. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation, Internal Revenue Service Form 1099. All tax returns will be signed by the person required or authorized to sign such returns under applicable law.

                  (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (i), (ii), (iii) and (iv) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (i) the amendment of or any supplement to the Indenture;

                           (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                           (iii) the amendment, change or modification of this Agreement or any of the Basic Documents;

                           (iv) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

                           (v) the removal of the Trustee.

                  (e) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity as such hereunder, shall not be obligated to, and shall not, (1) make any payments to the Securityholders under the Basic Documents, (2) sell the Owner Trust Estate pursuant to Section 5.3 of


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

the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

                  (f) LIMITATION OF SUCCESSOR SERVICER'S OBLIGATIONS. If Wells Fargo Bank, National Association is acting as successor Servicer, it shall not be responsible for any obligations or duties of the Servicer under this Section 12.1, in which case the Note Insurer may contract with (or permit another party to this Agreement to contract with) a third party to perform such obligations and duties.

         SECTION 12.2 RECORDS. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Trustee and the Note Insurer at any time during normal business hours.

SECTION 12.3 ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                                  ARTICLE XIII
                                  ------------

                            MISCELLANEOUS PROVISIONS

         SECTION 13.1 AMENDMENT.

                  (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Note Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Securityholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Note Insurer and the Trustee, adversely affect in any material respect the interests of any Securityholder; provided further that if an Insurer Default has occurred and is continuing, such action shall not materially and adversely affect the interests of the Note Insurer. Any such amendment shall be deemed to not adversely affect in any material respect the interests of any Securityholder if the Rating Agency Condition is satisfied.

         This Agreement may also be amended from time to time by the parties hereto, with the consent of the Note Insurer (so long as no Insurer Default has occurred and is continuing) and the Trustee, or, if an Insurer Default has


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

occurred and is continuing, with the consent of a Note Majority, the Majority Certificateholders and the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Securityholders or (b) reduce the aforesaid percentage of the Note Balance of any Class or the Percentage Interest, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes affected thereby and the Holders of all of the outstanding Residual Pass-through Certificates affected thereby; provided further, that if an Insurer Default has occurred and is continuing, such action shall not materially and adversely affect the interests of the Note Insurer. Any such amendment shall be deemed to not adversely affect in any material respect the interests of any Securityholder if the Rating Agency Condition is satisfied.

         Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Securityholder and the Rating Agencies.

         It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Securityholders provided for in this Agreement) and of evidencing the authorization of any action by Securityholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 13.2(i)(i) has been delivered. The Owner Trustee, the Backup Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's, the Backup Servicer's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                  (b) Notwithstanding anything to the contrary contained in
Section 13.1(a) above, the provisions of this Agreement relating to (i) the Master Spread Account Agreement, the Series 2007-TFC Spread Account, the Specified Spread Account Requisite Amount, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Series 2007-TFC Spread Account or uses of funds on deposit in the Series 2007-TFC Spread Account may be amended in any respect by the Seller, the Servicer, the Note Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Securityholders; provided that any such amendment satisfies the Rating Agency Condition and the Servicer shall provide copies of any such amendment to the Residual Certificateholders.

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

                  (c) Notwithstanding the foregoing, no amendment shall be made that would cause the Trust to fail to be classified as a Grantor Trust or a United States Person (as such terms are defined under the Trust Agreement).

         SECTION 13.2 PROTECTION OF TITLE TO TRUST.

                  (a) The Seller or Servicer or both shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Note Insurer, the Owner Trustee and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Seller nor the Servicer shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of section 9-506(a) of the UCC, unless it shall have given the Note Insurer, the Owner Trustee and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel to the Issuer, the Owner Trustee, the Trustee and the Note Insurer, in form and substance reasonably satisfactory to the Note Insurer, stating either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

                  (c) Each of the Seller and the Servicer shall have an obligation to give the Note Insurer, the Owner Trustee and the Trustee at least 60 days' prior written notice of any change in its jurisdiction of organization if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its jurisdiction of organization within the United States of America. Each of the Seller and Servicer shall at all times be organized solely under the laws of one State.

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

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

                  (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

                  (g) The Servicer shall permit the Trustee, the Backup Servicer and the Note Insurer and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

                  (h) Upon request, the Servicer shall furnish to the Note Insurer, the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Owner Trust Estate.

                  (i) The Servicer shall deliver to the Note Insurer, the Owner Trustee and the Trustee:

                           (i) promptly after the execution and delivery of this Agreement and, if required pursuant to Section 13.1, of each amendment waiver or consent, an Opinion of Counsel, in form and substance satisfactory to the Note Insurer, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

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

                           (ii) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

         Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         SECTION 13.3 NOTICES. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, electronically delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to CPS Receivables Two Corp., 16355 Laguna Canyon, Irvine, CA 92618, (b) in the case of the Servicer to Consumer Portfolio Services, Inc., 16355 Laguna Canyon, Irvine, CA 92618, Attention: General Counsel, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee,
(d) in the case of the Trustee or the Backup Servicer, at the Corporate Trust Office, (e) in the case of the Note Insurer, to XL Capital Assurance Inc., 1221 Avenue of the Americas, New York, New York 10020-1001, Attention: Surveillance (Telecopy: (212) 478-3400, confirmation (212) 478-3587); (f) in the case of
Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (g) in the case of Standard & Poor's, via electronic delivery to Servicer_reports@sandp.com; for any information not available in electronic format, send hard copies to: Standard & Poor's Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance Group. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder shall receive such notice.

         SECTION 13.4 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.5 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trustee, the Backup Servicer, the Trustee and the Note Insurer (or if an Insurer Default shall have occurred and be continuing, the Holders of Notes evidencing not less than 66% of the Aggregate Note Balance), and prompt written notice to the Rating Agencies.

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         SECTION 13.5 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this
Agreement are solely for the benefit of the parties hereto and for the benefit of the Owner Trustee, the Residual Certificateholders (including the Seller), the Trustee, the Noteholders and the Cayman Indenture Trustee, as third-party beneficiaries. The Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement, so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise, any right of the Note Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Note Insurer in its sole and absolute discretion. The
Note Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee and the Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 13.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 13.7 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 13.8 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 13.9 GOVERNING LAW. EXCEPT AS PROVIDED OTHERWISE IN SECTION 13.17, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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         SECTION 13.10 ASSIGNMENT TO TRUSTEE. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Issuer Secured Parties of all right, title and interest of the Issuer in, to and under the Receivables and Other Conveyed Property and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

         SECTION 13.11 NONPETITION COVENANTS.

                  (a) Notwithstanding any prior termination of this Agreement, none of the Servicer, the Seller or the Backup Servicer shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  (b) Notwithstanding any prior termination of this Agreement, none of the Servicer or the Backup Servicer shall, prior to the date that is one year and one day after the termination of this Agreement in accordance with
Article XI, with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any Federal or State bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 13.12 LIMITATION OF LIABILITY OF OWNER TRUSTEE AND TRUSTEE.

                  (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.



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                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Trustee and Backup Servicer and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  (c) In no event shall Wells Fargo Bank, National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

         SECTION 13.13 INDEPENDENCE OF THE SERVICER. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trustee and Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         SECTION 13.14 NO JOINT VENTURE. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         SECTION 13.15 NOTE INSURER AS CONTROLLING PARTY. Each Noteholder by purchase of the Notes held by it acknowledges that the Trustee, as partial consideration of the issuance of the Note Policy, has agreed that the Note Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as no Insurer Default has occurred and is continuing whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed taken or given on behalf of, and shall be binding upon, all Noteholders if the
Note Insurer agrees to take such action or give such consent or approval. So long as an Insurer Default has occurred and is continuing, any provision giving the Note Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such

Insurer Default and such right shall instead vest in the Trustee acting, unless otherwise specified, at the direction of a Note Majority. From and after such time as the Notes have been paid in full and no amounts are owing to the Note Insurer under the Insurance Agreement, any provision giving the Note Insurer or the Noteholders the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative and such right shall instead vest in the Trustee acting at the direction of the Holders of the Residual Pass-through Certificates, unless otherwise specified. The Note Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Trustee. The Note Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

         SECTION 13.16 ACKNOWLEDGMENT OF ROLES

         The parties expressly acknowledge and consent to Wells Fargo Bank, National Association acting in the multiple capacities of Backup Servicer, Collateral Agent, Trustee and Cayman Indenture Trustee under the Basic Documents. The parties agree that Wells Fargo Bank, National Association in such multiple capacities shall not be subject to any claim, defense or liability arising from its performance in any such capacity based on conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of any other such capacity or capacities in accordance with this Agreement or any other Basic Documents to which it is a party.

         SECTION 13.17 INTENTION OF PARTIES REGARDING DELAWARE SECURITIZATION ACT. It is the intention of the Seller and the Issuer that the transfer and assignment of the Trust Property contemplated by Section 2.1 of this Agreement shall constitute a sale of the Trust Property from the Seller to the Issuer, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to the Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. ss. 2701A, et seq. (the "Securitization Act"), each of the parties hereto hereby agrees that:

                  (a) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Issuer pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;

                  (b) none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller's property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Issuer pursuant to this Agreement;

                  (c) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller's property, assets, rights or estate; and

                  (d) the transaction contemplated by this Agreement shall constitute a "securitization transaction" as such term is used in the Securitization Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                      CPS AUTO RECEIVABLES TRUST 2007-TFC

                                      By:  WILMINGTON TRUST COMPANY, not in its
                                      individual capacity, but solely as Owner
                                      Trustee on behalf of the Trust



                                      By:     /S/ DORRI E. WOLHAR
                                              ----------------------------------
                                      Title:  FINANCIAL SERVICES OFFICER
                                              ----------------------------------

                                      CPS RECEIVABLES TWO CORP., as Seller



                                      By:     /S/ MARK CREATURA
                                              ----------------------------------
                                      Title:  VICE PRESIDENT
                                              ----------------------------------

                                      CONSUMER PORTFOLIO SERVICES, INC., in its individual capacity and in its capacity as Servicer



                                      By:     /S/ ROBERT E. RIEDL
                                              ----------------------------------
                                      Title:  SR. VICE PRESIDENT & CIO
                                              ----------------------------------

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                      not in its individual capacity, but solely as Backup Servicer and Trustee



                                      By:      /S/ MARIANNA C. STERSHIC
                                              ----------------------------------
                                      Title:   VICE PRESIDENT
                                              ----------------------------------

                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                     [AVAILABLE UPON REQUEST TO THE TRUSTEE]






                                    SCH. A-1

                                   SCHEDULE B

                    LOCATION FOR DELIVERY OF RECEIVABLE FILES

                     [AVAILABLE UPON REQUEST TO THE TRUSTEE]




                                    SCH. B-1

                                  SCHEDULE C-1

                          REPRESENTATIONS & WARRANTIES

                                    (SEAWEST)



                  (a) APR. Each SeaWest Receivable has an Annual Percentage Rate of not less than 12.95%.

                  (b) NO OBLIGOR BANKRUPTCY. As of the applicable Cutoff Date, no Obligor was the subject to a Federal, State or other bankruptcy, insolvency or similar proceeding.

                  (c) ORIGINATION DATE. Each SeaWest Receivable has an origination date on or after December 1997.

                  (d) SCHEDULED RECEIVABLE PAYMENTS. Each SeaWest Receivable has an original principal balance of not less than $1,158 nor more than $36,232.

                  (e) NO AGREEMENT TO LEND. The Obligor with respect to each SeaWest Receivable does not have any option under the SeaWest Receivable to borrow from any person any funds secured by the Financed Vehicle.

                  (f) REMAINING TERM. Each SeaWest Receivable has a remaining term to maturity of not more than 35 months.

                  (g) CHARACTERISTICS OF SEAWEST RECEIVABLES. Each SeaWest Receivable provides for level weekly, bi-weekly, semi-monthly or monthly scheduled payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment but in no event shall exceed three times such level payment) and yields interest at the Annual Percentage Rate.


                                    SCH. C-1

                                  SCHEDULE C-2

                          REPRESENTATIONS & WARRANTIES

                                    (TFC/CPS)

                  (a) CHARACTERISTICS OF TFC RECEIVABLES AND CPS RECEIVABLES. Each TFC Receivable and CPS Receivable (1) provides for level monthly scheduled payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment but in no event shall exceed three times such level payment) and yields interest at the Annual Percentage Rate, (2) has an Annual Percentage Rate of not less than 8.00% and not greater than 30.00%, (3) if such Receivable is a Rule of 78's Receivable, provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate, (4) the related Dealer had all necessary licenses and permits to originate such Receivable in the state in which such Dealer was located, and (5) provides, in the case of a prepayment, for the full payment of the Principal Balance thereof plus accrued interest through the date of prepayment based on the APR of the Receivable.

                  (b) ADDITIONAL RECEIVABLES CHARACTERISTICS. As of the Closing Date (in the case of the TFC Receivables and CPS Receivables consisting of Initial Receivables) or the applicable Subsequent Transfer Date (in the case of TFC Receivables and CPS Receivables consisting of Subsequent Receivables):

                           (i) no such Receivable has been extended beyond its original term, except in accordance with the Servicer's established guidelines regarding deferments or extensions;

                           (ii) no Financed Vehicle financed under the Receivables is on CPS's vehicle exclusion list, as the same may be amended from time to time;

                           (iii) no Receivable is a Skip Receivable; and

                           (iv) each TFC Receivable (I) when originated had an Obligor that was a member of the U.S. armed forces (other than any TFC Receivable that is a Clean-up Call Receivable); and (II) did not have a related Obligor that has been the subject of a Section 341 Meeting.

                  (c) NO WAIVER. Except as permitted under Section 4.2 and clause (d) below, no provision of a Receivable has been waived.

                  (d) NO AMENDMENTS; NO EXTENSIONS. Except as permitted under
Section 4.2, no such Receivable (other than Clean-up Call Receivables) has been amended, except as such Receivable may have been amended to grant extensions which shall not have numbered more than (a) one extension of one calendar month in any calendar year or (b) three such extensions in the aggregate; and no such Receivable has been extended beyond its original term except in accordance with the Servicer's servicing policy.

                                    SCH. C-2

                  (e) RECEIVABLE FILE; ONE ORIGINAL. A complete Receivable File with respect to such Receivable has been or prior to the Closing Date or the related Subsequent Transfer Date, as applicable, will be delivered to the Trustee at the location listed in Schedule B hereto. There is only one original executed copy of each such Receivable.

                  (f) CHARACTERISTICS OF OBLIGORS. As of the date of each Obligor's application for financing of the vehicle purchase from which the such Receivable arises, such Obligor (a) with respect to CPS Receivables only, did not have any material past due credit obligations or any personal or real property repossessed or wages garnished within one year prior to the date of such application, unless such amounts have been repaid or discharged through bankruptcy (other than any Obligor that was the subject of a Federal, State or other bankruptcy, involvency or similar proceeding pending on the date of application that has completed a Section 341 Meeting), (b) was not the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding pending on the date of application that has not completed a Section 341 Meeting or been discharged, (c) had not been the subject of more than one Federal, State or other bankruptcy, insolvency or similar proceeding, and (d) with respect to the CPS Receivables only, was domiciled in the United States.

                  (g) ORIGINATION DATE. Each CPS Receivable that is an Initial Receivable and not a Clean-up Call Receivable has an origination date on or after February 1, 2005. Each TFC Receivable that is an Initial Receivable (other Clean-up Call Receivables) has an origination date on or after June 1, 2004.

                  (h) SCHEDULED RECEIVABLE PAYMENTS. Each CPS Receivable that is an Initial Receivable had an Amount Financed of not less than $4,000 nor more than $36,000. Each TFC Receivable that is an Initial Receivable had an Amount Financed of not less than $3,000 nor more than $22,000.

                  (i) ILLINOIS RECEIVABLES. (a) The Seller does not own a substantial interest in the business of a Dealer within the meaning of Illinois Sales Finance Agency Act Rules and Regulations, Section 160.230(1) and (b) with respect to each such Receivable originated in the State of Illinois, (i) the printed or typed portion of the related Form of Receivable complies with the requirements of 815 ILCS 375/3(b) and (ii) the Seller has not, and for so long as such Receivable is outstanding shall not, place or cause to be placed on the related Financed Vehicle any collateral protection insurance in violation of 815 ILCS 180/10.

                  (j) CALIFORNIA RECEIVABLES. Each such Receivable originated in the State of California has been, and at all times during the term of the Sale and Servicing Agreement will be, serviced by the Servicer in compliance with Cal. Civil Code ss. 2981, et seq.

                  (k) PERFECTION OF SECURITY INTEREST IN FINANCED VEHICLES. The related Applicable Purchaser has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicle securing such Receivable.


                                    SCH. C-3

                  (l) NOTATIONS ON CONTRACTS; FINANCING STATEMENT DISCLOSURE. The Servicer has in its possession a copy of the Contract that constitute or evidence such Receivable. The Contract that constitutes or evidences such Receivables does not have any marks or notations indicating that has been pledged, assigned or otherwise conveyed to any Person other than the Issuer and/or the Trustee for the benefit of the Securityholders and the Note Insurer. All financing statements filed or to be filed against the Seller in favor of the Issuer in connection herewith describing the Trust Property contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party."

                  (m) OBLIGOR BILLING ADDRESS. Each CPS Receivable had, or will have, an Obligor whose billing address is in the United States.

                  (n) OBLIGOR CREDIT HISTORY. The Obligor with respect to each CPS Receivable (i) did not (or, in the case of Subsequent Receivables, will not) have any material past due credit obligations or any repossessions or garnishments of property within one year before the date of application, unless such amounts were repaid or discharged through bankruptcy (other than such an Obligor that was then the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding and had completed a meeting held pursuant to
Section 341(a) of the Bankruptcy Code); (ii) was not (or, in the case of Subsequent Receivables, will not be) the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding that had not completed a meeting held pursuant to Section 341(a) of the Bankruptcy Code or had been discharged; and (iii) had not (or, in the case of Subsequent Receivables, will not have) been the subject of more than one such bankruptcy proceeding.

The representations and warranties set forth above in paragraphs (k) and (l) shall survive the termination of the Sale and Servicing Agreement and may not be waived in whole or in part.


                                    SCH. C-4

                                    EXHIBIT A

                          SUBSEQUENT TRANSFER AGREEMENT

         TRANSFER No. __ of Subsequent Receivables pursuant to the Sale and Servicing Agreement, dated as of April 1, 2007, among CPS AUTO RECEIVABLES TRUST 2007-TFC, a Delaware statutory trust (the "Issuer"), CPS RECEIVABLES TWO CORP., a Delaware corporation (the "Seller"), CONSUMER PORTFOLIO SERVICES, INC. a California corporation (the "Servicer"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Trustee (in such capacity, the "Trustee"), and Backup Servicer (in such capacity, the "Backup Servicer").

                              W I T N E S S E T H:

         WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey to the Issuer the Subsequent Receivables listed on Schedule A hereto; and

         WHEREAS the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Issuer, the Seller, the Servicer, the Backup Servicer and the Trustee hereby agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

         "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, _____________, 2007.

         "Subsequent Transfer Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, _____________, 2007.

         "Clean-up Call Receivables" shall mean [____________________]

         SECTION 2. SCHEDULE OF RECEIVABLES. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Subsequent Transfer agreement on the Subsequent Transfer Date.

         SECTION 3. CONVEYANCE OF SUBSEQUENT RECEIVABLES. In consideration of the Issuer's delivery to or upon the order of the Seller of $____________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

                  (a) the Subsequent Receivables listed in Schedule A to this Subsequent Transfer Agreement and all monies received thereunder (other than the Additional Servicing Compensation) after the related Subsequent Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Subsequent Receivables after the related Subsequent Cutoff Date;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in the Non-Certificated Title States, all other evidence of ownership with respect to such Financed Vehicles issued by the applicable Department of Motor Vehicles or similar authority;

                  (c) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent Receivables or the Obligors thereunder;

                  (d) all proceeds from recourse against Dealers with respect to the related Subsequent Receivables;

                  (e) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the related Subsequent Receivables Purchase Agreement, including a direct right to cause CPS to purchase Subsequent Receivables from the Issuer under certain circumstances and to indemnify the Issuer pursuant to the Subsequent Receivables Purchase Agreement;

                  (f) refunds for the costs of extended service contracts with respect to Financed Vehicles securing Subsequent Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under a Subsequent Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                  (g) the Receivable File related to each Subsequent Receivable;

                  (h) all amounts and property from time to time held in or credited to the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Lockbox Account and the Note Distribution Account;

                  (i) all property (including the right to receive future Net Liquidation Proceeds) that secured a Subsequent Receivable that has been acquired by or on behalf of CPS or the Seller pursuant to a liquidation of such Receivable;

                  (j) the proceeds of any and all of the foregoing; and

                  (k) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         It is the intention of the Seller that the transfer and assignment contemplated by this Subsequent Transfer Agreement shall constitute a sale of the Subsequent Receivables and Other Conveyed Property from the Seller to the Issuer and the beneficial interest in and title to the Subsequent Receivables and the Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Subsequent Transfer Agreement shall constitute a grant of a security interest in the property referred to in this Section 3 for the benefit of the Securityholders and the Note Insurer.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. In addition to the representations and warranties set forth in Section 3.1 of the Sale and Servicing Agreement, the Seller hereby represents and warrants to the Issuer and for the benefit of the Securityholders and the Note Insurer, as of the date of this Agreement and as of the Subsequent Transfer Date that:

                  (a) ORGANIZATION AND GOOD STANDING. The Seller has been duly incorporated and is validly existing as a corporation solely under the laws of the State of Delaware, in good standing thereunder, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Subsequent Receivables and the related Other Conveyed Property transferred to the Trust.

                  (b) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business or the consummation of the transactions contemplated by the Basic Documents shall require such qualifications.

                  (c) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Subsequent Transfer Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Subsequent Receivables and the related Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Subsequent Transfer Agreement and the Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

                  (d) VALID SALE, BINDING OBLIGATIONS. This Subsequent Transfer Agreement effects a valid sale, transfer and assignment of the Subsequent Receivables and the related Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Subsequent Transfer Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) NO VIOLATION. The consummation of the transactions contemplated by this Subsequent Transfer Agreement and the Basic Documents and the fulfillment of the terms of this Subsequent Transfer Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Subsequent Transfer Agreement, the Securities or any of the Basic Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Subsequent Transfer Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Subsequent Transfer Agreement or any of the Basic Documents, or (D) relating to the Seller and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

                  (g) NO CONSENTS. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

                  (h) FINANCIAL CONDITION. The Seller has a positive net worth and is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Basic Documents to give any preference to any creditor or class of creditors, and such transaction will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

                  (i) TAX RETURNS. The Seller has filed on a timely basis all tax returns which are required to be filed by it and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided by the books of the Seller).

                  (j) CERTIFICATES, STATEMENTS AND REPORTS. The officer's certificates, statements, reports and other documents prepared by Seller and furnished by Seller to the Note Insurer or the Trustee pursuant to this Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  (k) LEGAL COUNSEL, ETC. Seller consulted with its own legal counsel and independent accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Seller is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting and regulatory matters.

                  (l) CHIEF EXECUTIVE OFFICE. The chief executive office of the Seller is at 16355 Laguna Canyon, Irvine, CA 92618.

                  (m) SEPARATENESS COVENANTS. The Seller is in compliance in all material respects with Article XV of its Certificate of Incorporation relating to the separateness of the Seller from any other Person.

                  (n) PRINCIPAL BALANCE. The aggregate Principal Balance of the Subsequent Receivables listed on the supplement to Schedule A annexed hereto and conveyed to the Issuer pursuant to this Subsequent Transfer Agreement as of the Subsequent Cutoff Date is $____________.

         SECTION 5. CONDITIONS PRECEDENT. The obligation of the Issuer to acquire the Subsequent Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Seller in Section 4 of this Subsequent Transfer Agreement and with respect to the Subsequent Receivables in
Section 3.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) SALE AND SERVICING AGREEMENT CONDITIONS. Each of the conditions set forth in Section 2.2(b) of the Sale and Servicing Agreement shall have been satisfied.

                  (c) ADDITIONAL INFORMATION. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in
Section 4 of this Agreement and with respect to the Subsequent Receivables in
Section 3.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

         SECTION 6. ACCEPTANCE OF RECEIVABLE FILES BY TRUSTEE. The Trustee acknowledges receipt of files which the Seller has represented are the Receivable Files for the Subsequent Receivables. The Trustee has reviewed such Receivable Files and has determined that it has received a file for each Subsequent Receivable identified in Schedule A to this Subsequent Transfer Agreement. The Trustee declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto and all other Trust Assets as Trustee in trust for the use and benefit of all present and future Securityholders.

         SECTION 7. RATIFICATION OF AGREEMENT. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         SECTION 8. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         SECTION 10.       Limitation of Liability of Owner Trustee and Trustee

                  (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Trustee and Backup Servicer and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the Subsequent Transfer Date.

                                    CPS AUTO RECEIVABLES TRUST 2007-TFC

                                    By: WILMINGTON TRUST COMPANY, not in its
                                    individual capacity, but solely as Owner
                                    Trustee on behalf of the Trust


                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    CPS RECEIVABLES TWO CORP., Seller

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                    CONSUMER PORTFOLIO SERVICES, INC.,
                                    Individually and in its capacity as Servicer

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Backup Servicer and Trustee

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT B

                             SERVICER'S CERTIFICATE

                                    EXHIBIT C

                               REQUEST FOR RELEASE

TO:

Wells Fargo Bank, National Association
MAC N9328-011
Suite ABS
751 Kasota Avenue
Minneapolis, Minnesota 55414

Attention:  Corporate Trust Services - Asset Backed Securities Vault

         In connection with the servicing of the Receivables that are owned by CPS Auto Receivables Trust 2007-TFC (the "Issuer") and are pledged by the Issuer to the Trustee for the benefit of the Securityholders and the Note Insurer to support the Issuer's Asset-Backed Notes, Series 2007-TFC, and pursuant to
Section 3.5 of the Sale and Servicing Agreement described below, the undersigned, as Servicer of the Receivables, requests the Receivables Files related to the Receivables described below for the reason indicated. The undersigned shall return all documents to you when the undersigned's need therefor no longer exists, except where the Receivable is paid in full or otherwise disposed of (as indicated below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of April 1, 2007, among the Issuer, CPS Receivables Two Corp., as the seller, Consumer Portfolio Services, Inc., individually and as the servicer (the "Servicer"), and Wells Fargo Bank, National Association, as trustee and backup servicer.

CONTRACT NUMBERS AND OBLIGOR NAMES:

[[INSERT INFO. HERE]]

         The undersigned hereby certifies that if this release is requested due to payment in full of a Receivable, or repurchase upon breach, all amounts received in connection therewith that are required to be deposited in the Collection Account have been so deposited.

REASON FOR REQUESTING DOCUMENTS:

         --        CONTRACT PAID IN FULL
         --        REPURCHASE UPON BREACH
         --        REPOSSESSION AND LIQUIDATION
         --        DELIVERY TO COUNSEL FOR ENFORCEMENT
         --        OTHER - EXPLAIN REASON AND REFERENCE TO
         APPROPRIATE SECTION OF SALE AND SERVICING AGREEMENT

                                              CONSUMER PORTFOLIO SERVICES, INC.,
                                              as Servicer


                                                  By:___________________________
                                                     Name:______________________
                                                     Title:_____________________

                                                  CONTRACT NUMBERS______________
                                                  CUSTOMERS_____________________

                                    EXHIBIT D

                                   [RESERVED]
                                   ----------

                                    EXHIBIT E

                    FORM OF MONTHLY SECURITYHOLDER STATEMENT

                     [AVAILABLE UPON REQUEST TO THE TRUSTEE]

                                   EXHIBIT F-1

                              TRUSTEE'S CERTIFICATE
                       PURSUANT TO SECTIONS 3.2 OR 3.4 OF
                        THE SALE AND SERVICING AGREEMENT

         Wells Fargo Bank, National Association, as trustee (the "Trustee") of the CPS Auto Receivables Trust 2007-TFC (the "Trust") under the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of April 1, 2007, among the Trust, CPS Receivables Two Corp., as Seller, Consumer Portfolio Services, Inc., individually and as Servicer, and Wells Fargo Bank, National Association, as Trustee and Backup Servicer, does hereby sell, transfer, assign, and otherwise convey to Consumer Portfolio Services, Inc., without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Sale and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by Consumer Portfolio Services, Inc. pursuant to
Section 3.2 or Section 3.4 of the Sale and Servicing Agreement and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this __ day of ____, 20__.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________


                                     F-1-1

                                   EXHIBIT F-2

                              TRUSTEE'S CERTIFICATE
                    PURSUANT TO SECTIONS 4.7, 4.16 OR 11.1 OF
                        THE SALE AND SERVICING AGREEMENT

         Wells Fargo Bank, National Association, as trustee (the "Trustee") of the CPS Auto Receivables Trust 2007-TFC (the "Trust") under the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of April 1, 2007, among the Trust, CPS Receivables Two Corp., as Seller, Consumer Portfolio Services, Inc. ("CPS"), individually and as Servicer, and Wells Fargo Bank, National Association, as Trustee and Backup Servicer, does hereby sell, transfer, assign, and otherwise convey to [CPS][the Servicer], without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by [CPS][the Servicer] pursuant to Sections 4.7, 4.16 or 11.1 of the Sale and Servicing Agreement and all security and documents relating thereto.

         Capitalized terms used but not defined herein have the meaning assigned to such terms in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF I have hereunto set my hand this __ day of ____, 20__.

                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION, as Trustee

                                                  By:__________________________
                                                  Name:________________________
                                                  Title:_______________________


                                     F-2-1

                                    EXHIBIT G
         SCHEDULE OF SUCCESSOR SERVICING FEES, EXPENSES & DISTRIBUTIONS
         --------------------------------------------------------------

I.       FEES

         ACTIVE SERVICING

         1.      Boarding Fee                          $10.00 per loan
         2.      Monthly Fee                           $13.00 per loan

II.      EXPENSES

A.       TRANSITION EXPENSES

The Backup Servicer shall be reimbursed for all reasonable costs and expenses incurred by the Backup Servicer during the Transfer Period specifically related to the servicing transfer of the Receivables. Such items include, but are not limited to, those related to travel, Obligor mailings, freight and file shipping.

B.       ACTIVE SERVICING

The Backup Servicer shall be reimbursed for all reasonable out-of-pocket expenses relating to its duties hereunder and under the Existing Servicing Agreement including, but not limited to, those associated with the recovery of Financed Vehicles, liquidation of Financed Vehicles, legal proceedings related to replevin actions or Obligor bankruptcies, mailing costs, title processing, bank charges and insurance tracking.

III.     DISTRIBUTIONS

ACTIVE SERVICING

All fees, expenses and other amounts due the Backup Servicer for each Collection Period shall be reflected on the Servicer Certificate. All such amounts shall be paid to the Backup Servicer on each Payment Date.

IV.      MISCELLANEOUS

A.       CLAIM FILING COSTS

In the event the Backup Servicer files credit enhancement insurance claims in connection with any Receivable, the Backup Servicer shall receive $25.00 per filing.

B.       DEFICIENCY COLLECTIONS

Under separate agreement, the Backup Servicer may provide deficiency balance collections services on a contingency fee basis.

                                   EXHIBIT H-1

                             WELLS FARGO BANK, N.A.
                                SCHEDULE OF FEES
                       CPS AUTO RECEIVABLES TRUST 2007-TFC



I.       ACCOUNT ACCEPTANCE FEE:                                          $5,000

         This fee covers all initial services including the examination of the governing documents, acceptance of the transaction and establishment of the necessary records and accounts. Fee payable at closing.


II.      COUNSEL FEE:                                                     ACTUAL

         Fees for counsel covers the review of both draft and final documentation. Fee includes only an enforceability opinion. Should other opinions be required, notice will be given in advance concerning the billing of additional amounts. Any out-of-pockets will be billed in addition to above. This fee is not contingent upon the transaction closing.


III.     ANNUAL ADMINISTRATION: 4.5 BASIS POINTS
                                                          $2,500 MONTHLY MINIMUM

         A fee for the ordinary administration of the transaction will be charged as indicated above. This fee covers trustee and paying agent duties and all wire charges. The fee also includes the verification of the monthly servicer report and the monthly duties of the back-up servicer. Fee assumes various Collection, Reserve and other accounts will be invested in "Permitted Investments" in money market mutual funds. Fee assumes Wells Fargo will receive funds for distribution at least one business day prior to distribution date with Wells Fargo having use of the funds.

IV.      CUSTODIAL DUTIES:

         INITIAL FILE CHECK-IN:     $2.00 PER LOAN

         ANNUAL SAFEKEEPING: $2.00 PER LOAN (billed quarterly ($.50) based upon the number of loans held as of the last day of each quarter)

         FILE PULLS OR RELEASES:     $2.50 PER LOAN

         TRAILING DOCUMENTS:        $1.25 PER LOAN


                                     H-1-1

         Responsibilities include initial review of files and loan file safekeeping. In addition to the above, the Issuer is responsible for all delivery of fees for shipment of loans/files to Wells Fargo Bank.

V.       BACK-UP SERVICER

         BACK-UP SERVICER MONTHLY FEE                        3 BASIS POINTS
         ----------------------------                     $2,000 MONTHLY MINIMUM

         The successor servicer shall receive an electronic transmission of servicing information (such as address and telephone number, auto loan principal balance and payment information, including any comment histories and collection notes) and shall review each file to ensure that it is in readable form and that it can be loaded onto the back-up servicer's servicing system. The transmission will occur monthly until the controlling party requires more frequent transmissions. The fee also includes the verification of the monthly servicer report and the monthly duties of the back-up servicer.


VI.      MISCELLANEOUS:

         The fees set forth above are subject to the review and acceptance of final documentation are subject to change should circumstances warrant. Additional out-of-pocket expenses may be billed in addition to the above which can include, but are not limited to, travel expenses for trust officers attending out-of-town closings and all company visits. Any fees charged for services not specifically covered in this proposal will be assessed in amounts commensurate with the services rendered.

         This proposal assumes that the deal documents will contain appropriate transition expenses and a successor servicing fee of $13 per loan per month paid on a priority basis in the waterfall.


                                     H-1-2

                                   EXHIBIT H-2

                             WELLS FARGO BANK, N.A.
                                SCHEDULE OF FEES
                       CPS CAYMAN RESIDUAL TRUST 2007-TFC



I.       ACCOUNT ACCEPTANCE FEE:                                          $2,000

         This fee covers all initial services including the examination of the governing documents, acceptance of the transaction and establishment of the necessary records and accounts. Fee payable at closing.


II.      COUNSEL FEE:                                                     ACTUAL

         Fees for counsel covers the review of both draft and final documentation. Fee includes only an enforceability opinion. Should other opinions be required, notice will be given in advance concerning the billing of additional amounts. Any out-of-pockets will be billed in addition to above. This fee is not contingent upon the transaction closing.


III.     TRUSTEE AND BACK-UP ADMINISTRATOR FEE:                           $5,000
         PER YEAR

         A fee for the ordinary administration of the transaction will be charged as indicated above. This fee covers trustee and paying agent duties and all wire charges. The fee also includes the verification of the monthly servicer report and the monthly duties of the back-up servicer. Fee assumes Wells Fargo will receive funds for distribution at least one business day prior to distribution date with Wells Fargo having use of the funds. Fee includes safekeeping of the collateral - Residual Certificates of the underlying deals.


IV.      MISCELLANEOUS:

         The fees set forth above are subject to the review and acceptance of final documentation are subject to change should circumstances warrant. Additional out-of-pocket expenses may be billed in addition to the above which can include, but are not limited to, travel expenses for trust officers attending out-of-town closings and all company visits. Any fees charged for services not specifically covered in this proposal will be assessed in amounts commensurate with the services rendered.

                                     H-2-1